                                                                     EXHIBIT 4.6

                                                                [CONFORMED COPY]


================================================================================


                        PLUM CREEK TIMBER COMPANY, L.P.

                                  $200,000,000

                                  SENIOR NOTES

                   $75,000,000 Series A due November 13, 2006
                   $25,000,000 Series B due November 13, 2008
                   $75,000,000 Series C due November 13, 2011
                   $25,000,000 Series D due November 13, 2016



--------------------------------------------------------------------------------

                             SENIOR NOTE AGREEMENT

--------------------------------------------------------------------------------


                         Dated as of November 13, 1996




================================================================================

                               Table of Contents

SECTION                                    HEADING                              PAGE
1.  Authorization of Issue of Notes . . . . . . . . . . . . . . . . . . . . . .  1
2.  Purchase and Sale of Notes  . . . . . . . . . . . . . . . . . . . . . . . .  1
3.  Conditions of Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         3A.    Opinion of Purchaser's Special Counsel  . . . . . . . . . . . .  2
         3B.    Opinion of Company's Counsel  . . . . . . . . . . . . . . . . .  2
         3C.    Representations and Warranties; No Default  . . . . . . . . . .  2
         3D.    Sale of Notes to All Purchasers . . . . . . . . . . . . . . . .  3
         3E.    Purchase Permitted by Applicable Laws . . . . . . . . . . . . .  3
         3F.    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         3G.    Special Counsel's Fees  . . . . . . . . . . . . . . . . . . . .  3
         3H.    Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . .  3
4.  Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         4A(1). Scheduled Prepayments of Series D Notes . . . . . . . . . . . .  4
         4A(2). Optional Prepayment With Yield-Maintenance Premium  . . . . . .  4
         4B.    Notice of Optional Prepayment . . . . . . . . . . . . . . . . .  4
         4C.    Partial Payments Pro Rata . . . . . . . . . . . . . . . . . . .  5
         4D.    Retirement of Notes . . . . . . . . . . . . . . . . . . . . . .  5
         4E.    Payments on Business Days . . . . . . . . . . . . . . . . . . .  5
5.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         5A.    Financial Statements  . . . . . . . . . . . . . . . . . . . . .  6
         5B.    Inspection of Property  . . . . . . . . . . . . . . . . . . . .  8
         5C.    Covenant to Secure Notes Equally  . . . . . . . . . . . . . . .  9
         5D.    Partnership Existence, Etc  . . . . . . . . . . . . . . . . . .  9
         5E.    Payment of Taxes and Claims . . . . . . . . . . . . . . . . . .  9
         5F.    Compliance with Laws, Etc . . . . . . . . . . . . . . . . . . .  9
         5G.    Maintenance of Properties . . . . . . . . . . . . . . . . . . .  10
6.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6A.    Restricted Payments . . . . . . . . . . . . . . . . . . . . . .  10
         6B.    Lien, Indebtedness and Other Restrictions . . . . . . . . . . .  11
         6B(1)  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         6B(2)  Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6B(3)  Loans, Advances, Investments and Contingent Liabilities . . . .  15
         6B(4)  Sale of Stock and Debt of Subsidiaries  . . . . . . . . . . . .  16
         6B(5)  Merger and Sale of Assets . . . . . . . . . . . . . . . . . . .  17


         6B(6)  Harvesting Restrictions . . . . . . . . . . . . . . . . . . . .  19
         6B(7)  Sale and Lease-Back . . . . . . . . . . . . . . . . . . . . . .  19
         6B(8)  Certain Contracts . . . . . . . . . . . . . . . . . . . . . . .  20
         6B(9)  Transactions with Affiliates  . . . . . . . . . . . . . . . . .  20
         6C.    Conduct of Business . . . . . . . . . . . . . . . . . . . . . .  21
         6D.    Issuance of Stock by Subsidiaries . . . . . . . . . . . . . . .  21
7.  Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7A.    Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7B.    Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . .  25
8.  Representations, Covenants and Warranties . . . . . . . . . . . . . . . . .  25
         8A.    Organization  . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8B.    General Partner Net Worth . . . . . . . . . . . . . . . . . . .  26
         8C.    Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8D.    Partnership Interests . . . . . . . . . . . . . . . . . . . . .  26
         8E.    Qualification . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8F.    Business  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8G.    Changes, etc  . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8H.    Tax Returns and Payments  . . . . . . . . . . . . . . . . . . .  27
         8I.    Franchises, Licenses, Agreements, etc . . . . . . . . . . . . .  27
         8J.    Actions Pending . . . . . . . . . . . . . . . . . . . . . . . .  28
         8K.    Title to Properties . . . . . . . . . . . . . . . . . . . . . .  28
         8L.    Compliance with Other Instruments, etc  . . . . . . . . . . . .  28
         8M.    Governmental Consent  . . . . . . . . . . . . . . . . . . . . .  29
         8N.    Foreign Assets Control Regulations, etc . . . . . . . . . . . .  29
         8O.    Offering of Notes . . . . . . . . . . . . . . . . . . . . . . .  29
         8P.    Regulation G, etc . . . . . . . . . . . . . . . . . . . . . . .  29
         8Q.    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8R.    Status Under Certain Federal Statutes . . . . . . . . . . . . .  32
         8S.    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . .  32
         8T.    Environmental Matters . . . . . . . . . . . . . . . . . . . . .  32
         8U.    Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
9.   Representations of the Purchaser . . . . . . . . . . . . . . . . . . . . .  34
10.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         10A.   Yield-Maintenance Terms . . . . . . . . . . . . . . . . . . . .  36
         10B.   Other Terms . . . . . . . . . . . . . . . . . . . . . . . . . .  37
11.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11A.   Note Payments . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11B.   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .  49


         11C.   Consent to Amendments . . . . . . . . . . . . . . . . . . . . .  50
         11D.   Solicitation of Holders of Notes  . . . . . . . . . . . . . . .  50
         11E.   Form, Registration, Transfer and Exchange of Notes; Lost Notes   51
         11F.   Persons Deemed Owners; Participations . . . . . . . . . . . . .  52
         11G.   Non-Recourse Nature of Liability  . . . . . . . . . . . . . . .  52
         11H.   Survival of Representations and Warranties  . . . . . . . . . .  52
         11I.   Successors and Assigns  . . . . . . . . . . . . . . . . . . . .  52
         11J.   Disclosure to Other Persons . . . . . . . . . . . . . . . . . .  53
         11K.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         11L.   Descriptive Headings  . . . . . . . . . . . . . . . . . . . . .  54
         11M.   Substitution of Purchaser . . . . . . . . . . . . . . . . . . .  54
         11N.   Satisfaction Requirement  . . . . . . . . . . . . . . . . . . .  54
         11O.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  54
         11P.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . .  54

ATTACHMENTS TO SENIOR NOTE AGREEMENT
Schedule I      --Names and Commitments of Purchasers
Exhibit A       --Form of Note
Exhibit B-1     --Form of Opinion of Purchaser's Counsel
Exhibit B-2     --Form of Opinion of Company's Counsel
Exhibit D       --Liens
Exhibit E       --Investments
Exhibit F       --Environmental Notices
Exhibit 8C      --Other Subsidiaries
Exhibit 8G      --Material Transactions
Exhibit 8K      --Property Titles
Exhibit 8T      --Environmental Permits and Licenses

Schedule 10B(1)  --  Investment Policy

                        PLUM CREEK TIMBER COMPANY, L.P.



                                999 THIRD AVENUE



                           SEATTLE, WASHINGTON 98104



                                                         As of November 13, 1996



To the Purchasers named in
   Schedule I to this Agreement

Dear Purchaser:

         The undersigned, Plum Creek Timber Company, L.P. (together with any Person who succeeds to all or substantially all Plum Creek Timber Company, L.P.'s assets and business, herein called the "Company"), a Delaware limited partnership, hereby agrees with the Purchasers named on Schedule I to this Agreement (the "Purchasers") as follows:

1.  AUTHORIZATION OF ISSUE OF NOTES

         The Company will authorize the issue of its senior promissory notes (herein called the "Notes") in the aggregate principal amount of $200,000,000, to be comprised of Series A Notes to mature on November 13, 2006 in an aggregate principal amount of $75,000,000, Series B Notes to mature on November 13, 2008 in an aggregate principal amount of $25,000,000, Series C Notes to mature on November 13, 2011 in an aggregate principal amount of $75,000,000 and Series D Notes to mature on November 13, 2016 in an aggregate principal amount of $25,000,000, in each case to be dated the date of issue thereof, and to bear interest on the unpaid balance thereof from the date thereof to but excluding the date the principal thereof shall have become due and payable at the rate of 7.74% per annum in the case of the Series A Notes, 7.87% per annum in the case of the Series B Notes, 7.97% per annum in the case of the Series C Notes and 8.05% per annum in the case of the Series D Notes, and on overdue principal, premium and interest at the respective rates specified therein, and to be substantially in the form of Exhibit A attached hereto. Interest on the Notes of each series will be computed on the basis of a 360-day year of twelve 30-day months. The term "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.

2.  PURCHASE AND SALE OF NOTES

         The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, such Purchaser agrees to purchase from the Company the Notes set forth opposite its name in Schedule I hereto at a price of 100% of the aggregate principal amount thereof. The Company will deliver to each Purchaser, at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, one or more Notes registered in

Plum Creek Timber Company, L.P.                            Senior Note Agreement


such Purchaser's name or in the name of its nominee, evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to it in Schedule I, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #67327817 at Seafirst Bank, Seattle, Washington, ABA #125-000-024, Message: Senior Note Funding Ref: Plum Creek Timber Company, L.P. on the date of closing, which shall be November 13, 1996, or any other date on or before November 30, 1996 upon which the Company and the Purchasers may mutually agree (herein called the "closing" or the "date of closing"). If at the closing the Company shall fail to tender such Notes to any Purchaser as provided above in this paragraph 2, or any of the conditions specified in paragraph 3 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment. The sale of Notes to the Purchasers pursuant to this Agreement shall be separate and several sales. The obligations of each Purchaser hereunder shall be several and not joint, and no Purchaser shall be liable or responsible for the acts or defaults of any other Purchaser.

3.  CONDITIONS OF CLOSING

         The obligation of each Purchaser to purchase and pay for the Notes to be purchased by it hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

         3A.    OPINION OF PURCHASER'S SPECIAL COUNSEL

         Each Purchaser shall have received from Chapman and Cutler, who are acting as special counsel for the Purchasers in connection with this transaction, an opinion satisfactory to each Purchaser and substantially in the form of Exhibit B-1 attached hereto and including such other matters as it may reasonably request.

         3B.    OPINION OF COMPANY'S COUNSEL

         Each Purchaser shall have received from James A. Kraft, Vice President, General Counsel and Secretary for the Company, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit B-2 attached hereto and including such other matters as it may reasonably request.

         3C.    REPRESENTATIONS AND WARRANTIES; NO DEFAULT

         The representations and warranties contained in paragraph 8 shall be true in all material respects on and as of the date of closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the date of closing no Event of Default or Default; and the Company shall have delivered to each Purchaser a certificate signed by a Responsible Officer, dated the date of closing, to both such effects.

Plum Creek Timber Company, L.P.                            Senior Note Agreement


         3D.    SALE OF NOTES TO ALL PURCHASERS

         The Company shall have sold the entire aggregate principal amount of the Notes scheduled to be sold on the date of closing pursuant to this Agreement.

         3E.    PURCHASE PERMITTED BY APPLICABLE LAWS

         The purchase of and payment for the Notes to be purchased by each Purchaser on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System), shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, but without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by life insurance companies without restriction as to the character of the particular investment. If required by any Purchaser, such Purchaser shall have received an Officers' Certificate of the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is permitted.

         3F.    INSURANCE

         The Company shall have delivered to each Purchaser an Officers' Certificate, dated the date of closing, certifying that insurance with respect to its properties and business complying with the provisions of paragraph 5G (including, without limitation, the provisions of paragraph 5G permitting the Company to self-insure) is in full force and effect.

         3G.    SPECIAL COUNSEL'S FEES

         The Company shall have paid the reasonable fees and expenses of Chapman and Cutler, special counsel to the Purchasers, invoiced in connection with the purchase of the Notes by the Purchasers.

         3H.    PROCEEDINGS

         All proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to each Purchaser, and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         If the above conditions (other than the conditions stated in paragraph
3D) are satisfied, the obligation of the Company to sell to each Purchaser the Notes to be purchased by it hereunder is subject to the tendering by the other Purchasers of the purchase price of the Notes to be purchased by them pursuant to this Agreement on the date of closing.

Plum Creek Timber Company, L.P.                            Senior Note Agreement


4.  PREPAYMENTS

         The Notes shall be subject to prepayment under the circumstances set forth in paragraph 4A(1) and (2).

         4A(1). SCHEDULED PREPAYMENTS OF SERIES D NOTES

        The Company agrees that it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Series D Notes on each of the following dates an amount equal to the lesser of (i) the amount set forth opposite such date or (ii) the principal amount of the Series D Notes then outstanding:



                                   November 13, 2010                    $3,571,428.57
                                   November 13, 2011                    $3,571,428.57
                                   November 13, 2012                    $3,571,428.57
                                   November 13, 2013                    $3,571,428.57
                                   November 13, 2014                    $3,571,428.57
                                   November 13, 2015                    $3,571,428.57


The entire remaining principal amount of the Series D Notes shall become due and payable on November 13, 2016.

         No premium shall be payable in connection with a required prepayment made pursuant to this paragraph 4A(1). For purposes of this paragraph 4A(1), any prepayment of less than all of the outstanding Series D Notes pursuant to paragraph 4A(2) shall reduce the principal amount of the Series D Notes required to be prepaid on November 13 in each subsequent year to and including the stated maturity of the Series D Notes in the same proportion as the aggregate principal amount of the Series D Notes outstanding immediately prior to such prepayment has been reduced by such prepayment.

         4A(2). OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE PREMIUM

         In addition to prepayments required with respect to the Series D Notes pursuant to paragraph 4A(1), the Notes shall be subject to prepayment on any Business Day, in whole at any time or from time to time in part (other than in the case of any prepayment pursuant to paragraph 6B(5)(viii) or 6B(6), in multiples of $5,000,000; provided that, if the Company shall so prepay the Notes in part, such prepayment shall be made on each series ratably in accordance with the unpaid principal amount of such series) at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Premium, if any, with respect to each Note.

         4B.    NOTICE OF OPTIONAL PREPAYMENT

         The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4A(2) not less than 20 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes,

Plum Creek Timber Company, L.P.                            Senior Note Agreement


and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4A(2). Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the premium, if any, herein provided, shall become due and payable on such prepayment date. The Company shall deliver (i) two (2) Business Days prior to each prepayment pursuant to paragraph 4A(2) an Officers' Certificate stating whether a Yield-Maintenance Premium is payable in connection with such prepayment and setting forth the calculations made in making such determination based on an estimate of such Yield-Maintenance Premium and (ii) on the date of such prepayment, an Officers' Certificate stating whether such Yield-Maintenance Premium is payable and setting forth the actual calculation.

         4C.    PARTIAL PAYMENTS PRO RATA

         Upon any partial prepayment of the Notes (other than a partial prepayment of the Series D Notes pursuant to paragraph 4A(1)), the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4C only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A(1) or (2)) in proportion to the respective outstanding principal amounts thereof. Upon any partial prepayment of the Series D Notes pursuant to paragraph 4A(1), the principal amount so prepaid shall be allocated to all Series D Notes at the time outstanding (including, for the purpose of this paragraph 4C only, all Series D Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A(1) or (2)) in proportion to the respective outstanding principal amounts thereof.

         4D.    RETIREMENT OF NOTES

         The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than a prepayment pursuant to paragraph 4A(1) or (2) or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions.
Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4C.

         4E.    PAYMENTS ON BUSINESS DAYS

         If the date specified for any required payment under this Agreement falls on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day and interest shall be payable to the date of such payment.

Plum Creek Timber Company, L.P.                            Senior Note Agreement


5.  AFFIRMATIVE COVENANTS

         5A.     FINANCIAL STATEMENTS

         The Company covenants that it will deliver to each Significant Holder in duplicate:

                 (i) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited combined balance sheet of the Company and its combined Subsidiaries as of the end of such year and the related combined statement of income and combined statement of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Coopers & Lybrand, or another nationally recognized independent public accounting firm, which report shall state that such combined financial statements present fairly the financial position for the dates specified and the results of operations for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years;

                 (ii) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of a combining balance sheet of the Company and each of its Subsidiaries as at the end of such fiscal year and the related combining statement of income and combining statement of cash flows for such fiscal year, all in reasonable detail and satisfactory in scope to the Required Holder(s) and unaudited but certified by an appropriate Responsible Officer as having been used in connection with the preparation of the financial statements referred to in clause (i) of this paragraph 5A;

                 (iii) as soon as available, but not later than 45 days after the end of each fiscal quarter (other than the last fiscal quarter) of each year, a copy of the unaudited combined balance sheet of the Company and its combined Subsidiaries as of the end of such quarter and the related combined statement of income and combined statement of cash flows for the period commencing on the first day and ending on the last day of such quarter, in each case setting forth in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in scope to the Required Holder(s) (information in detail and scope comparable to information required to be included in a Quarterly Report on Form 10-Q shall be deemed to be satisfactory for such purposes), such combined balance sheets to be as of the end of such quarter and such combined statements of income and combined statements of cash flows to be for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and certified by an appropriate Responsible Officer as being complete and correct and presenting fairly the financial position for the dates specified and the results of operations of the Company and the Subsidiaries for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis;

                 (iv) as soon as available, but not later than 45 days after the end of each fiscal quarter (other than the last fiscal quarter) of each year, a copy of the unaudited combining balance sheet of the Company and each of its Subsidiaries, and the related

Plum Creek Timber Company, L.P.                            Senior Note Agreement


         combining statement of income and combining statement of cash flows for such quarter, in each case setting forth in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in scope to the Required Holder(s), (information in detail and scope that would normally be required on interim financial statements, except as provided for in this paragraph, shall be deemed to be satisfactory for such purposes), such combining balance sheets to be as of the end of such quarter and such combining statements of income and combining statements of cash flows to be for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and certified by an appropriate Responsible Officer of the Company as having been used in connection with the preparation of the financial statements referred to in clause (iii) of this paragraph 5A;

                 (v)      to the extent not delivered pursuant to clauses (i),
         (ii), (iii) and (iv) above, promptly upon transmission thereof, copies of all such financial statements as are delivered to the Mortgage Noteholders pursuant to the Mortgage Note Agreements;

                 (vi)     to the extent not delivered pursuant to clause (i),
         (ii), (iii), (iv) or (v), promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it sends to its public security holders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission and any governmental body or agency succeeding to the functions of the Securities and Exchange Commission;

                 (vii) as soon as practicable, and in any event within 10 Business Days after the Company, any of its Subsidiaries or any Related Person knows of the occurrence or existence or expected occurrence or existence of any event or condition or series of events or conditions with respect to any Plan or Plans which are reasonably likely to result in (a) a material liability to the Company, any of its Subsidiaries or any Related Person pursuant to ERISA or the Code (other than liability for PBGC premiums or regular periodic contributions to any such Plan or Plans) or (b) the imposition of a Lien on any of the assets or other properties of the Company, any of its Subsidiaries or any Related Person pursuant to ERISA or the Code, the Company shall deliver to each Significant Holder a statement signed by the chief financial officer of the Company setting forth details respecting such event or condition or series of events or conditions and the action, if any, that the Company, any of its Subsidiaries or any Related Person proposes to take with respect thereto (and a copy of any notice, report or other written communication, or a written description of any oral communication, with or from the PBGC, the Internal Revenue Service or the Department of Labor with respect to such event or condition or series of events or conditions); and

                 (viii) with reasonable promptness, such other information and financial data as such Significant Holder may reasonably request.

         Together with each delivery of financial statements required by clauses (i) and (iii) above, the Company will deliver to each Significant Holder an Officers' Certificate

Plum Creek Timber Company, L.P.                            Senior Note Agreement


demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6 (including, without limitation, paragraph 6A) and stating that there exists no continuing Event of Default or Default, or, if any continuing Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take or is taking with respect thereto. Together with each delivery of financial statements required by clause (i) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default continuing, or, if they have obtained knowledge of any Event of Default or Default continuing, specifying the nature and period of existence thereof. Such accountants, however, shall not be required to engage in any auditing procedures other than those procedures required by generally accepted auditing standards, and shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. Notwithstanding the foregoing provisions of this paragraph 5A, the Company shall not be required to deliver any financial statements or other documents (other than documents or information which have become public information) to any Person engaged in any Permitted Business in competition with the Company or any Subsidiary. The Company also covenants that forthwith upon the chief executive officer, principal financial officer or principal accounting officer of the Company or the General Partner becoming aware of an Event of Default and within 5 Business Days after the chief executive officer, principal financial officer or principal accounting officer of the Company or the General Partner becomes aware of a Default, it will deliver to each Significant Holder an Officers' Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto, provided, however, no such officer shall be obligated to provide a certificate with respect to any such Event of Default or Default that has been cured on or before the date upon which such officer becomes aware thereof.

         5B.      INSPECTION OF PROPERTY

         The Company covenants that it will permit any Person designated in writing by (a) any Purchaser named on Schedule I hereto or (b) any Significant Holder or Significant Holders of not less than 5% in aggregate principal amount of the Notes at the time outstanding (other than any Person acting on behalf of any holder which is engaged directly in any Permitted Business in competition with the Company or any Subsidiary), at such holder's or holders' expense (except during the continuance of an Event of Default, in which case at the expense of the Company), to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of the Company or any of such Subsidiaries with the principal officers of the Company and its independent public accountants, all upon reasonable notice and at such reasonable times and as often as such holder or holders may reasonably request.

Plum Creek Timber Company, L.P.                            Senior Note Agreement


         5C.      COVENANT TO SECURE NOTES EQUALLY

         The Company covenants that, if it shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured; provided that, satisfaction of the foregoing requirements with respect to any such Lien shall not remedy the Event of Default resulting from such Lien.

         5D.      PARTNERSHIP EXISTENCE, ETC.

         Except as permitted by paragraph 6B(5) the Company covenants that it will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its partnership or corporate existence, as the case may be, and rights and franchises material to its business, and those of each of its Restricted Subsidiaries, and will qualify, and cause each of its Restricted Subsidiaries to qualify, to do business in any jurisdiction where the failure to do so would have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company or the Company and its Restricted Subsidiaries taken as a whole, provided that the corporate existence of any Restricted Subsidiary or any rights and franchises of the Company or any Restricted Subsidiary may be terminated if, in the good faith judgment of the Company, such termination is in the best interests of the Company and would not have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company or the Company and its Restricted Subsidiaries taken as a whole.

         5E.      PAYMENT OF TAXES AND CLAIMS

         The Company covenants that it will, and will cause each of its Restricted Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty accrues thereon, and all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets, provided that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such accrual or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

         5F.      COMPLIANCE WITH LAWS, ETC.

         The Company covenants that it will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would materially adversely affect the

Plum Creek Timber Company, L.P.                            Senior Note Agreement


business, condition (financial or other), assets, properties or operations of the Company or the Company and its Restricted Subsidiaries taken as a whole.

         5G.      MAINTENANCE OF PROPERTIES; INSURANCE

         The Company covenants that it will maintain or cause to be maintained in good repair, working order and condition (normal wear and tear excepted) all properties used or useful in the business of the Company and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except where the failure to make such repair, renewal or replacement would not have a material adverse effect on the business, condition (financial or other), assets, properties or results of operations of the Company or the Company and its Restricted Subsidiaries taken as a whole. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Restricted Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation of similar size engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations, provided that the Company may self-insure with respect to its properties and business and the properties and business of its Restricted Subsidiaries to the extent consistent with the practice of corporations of established reputation of similar size engaged in the same or similar business and similarly situated.

6.  NEGATIVE COVENANTS

         6A.     RESTRICTED PAYMENTS

         The Company covenants that it will not and will not permit any Subsidiary to directly or indirectly pay, declare, order, make or set apart any sum for any Restricted Payment, except that the Company may make, pay or set apart during each calendar quarter one or more Restricted Payments if

                 (i) such Restricted Payments are in an aggregate amount not exceeding the amount by which Available Cash with respect to the immediately preceding calendar quarter exceeds any amount contributed to Available Cash with respect to such immediately preceding calendar quarter by any Subsidiary if and to the extent that the payment of such amount as a dividend or distribution to the Company has not been made and is not at the time permitted by the terms of such Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, provided that in determining Available Cash with respect to such immediately preceding calendar quarter, the Company will include in the amount of the reserves established during such quarter pursuant to clause (b)(iv) of the definition of Available Cash an amount not less than (x) 50% of the aggregate amount of all interest in respect of the Notes, the 8.73% Senior Notes and the 11 1/8% Senior Notes to be paid on the interest payment date immediately following such immediately preceding calendar quarter, and (y) 25% of the aggregate

Plum Creek Timber Company, L.P.                            Senior Note Agreement


         amount of all principal in respect of the Series D Notes and the 11 1/8% Senior Notes scheduled to be paid during the 12 calendar months immediately following such immediately preceding calendar quarter, and the Company will not reduce the amount of the reserves so included, in determining Available Cash for any calendar quarter subsequent to such immediately preceding calendar quarter pursuant to clause (a)(iii) of the definition of Available Cash, unless and until the amount of interest or principal, as the case may be, in respect of which such amount has been reserved has in fact been paid, and

                 (ii) immediately after giving effect to any such proposed action no condition or event shall exist which constitutes an Event of Default or Material Default.

The Company will not, in any event, directly or indirectly declare, order, pay or make any Restricted Payment except in cash.

         6B.     LIEN, INDEBTEDNESS AND OTHER RESTRICTIONS

         The Company covenants that it will not, and will not permit any Restricted Subsidiary to:

         6B(1)   LIENS

         Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except

                 (i) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by paragraph 5E,

                 (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers and materialmen and similar Liens incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by paragraph 5E,

                 (iii) Liens incurred or deposits made incidental to the conduct of its business or the ownership of its property including, without limitation, (a) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation, (b) deposits to secure insurance, the performance of bids, tenders, contracts, leases, licenses, franchises and statutory obligations, each in the ordinary course of business, and (c) other obligations which were not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use of such property or assets in the operation of its business,

                 (iv) any attachment or judgment Lien, unless the judgment it secures shall not, within 45 days after the entry thereof, have been discharged or execution thereof

Plum Creek Timber Company, L.P.                            Senior Note Agreement


         stayed pending appeal, or shall not have been discharged within 45 days after expiration of any such stay,

                 (v) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case, and in the aggregate, do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary,

                 (vi) Liens on property or assets of any Restricted Subsidiary securing obligations of such Restricted Subsidiary owing to the Company or another Restricted Subsidiary,

                 (vii) any Lien existing prior to the time of acquisition upon any property acquired by the Company or any Restricted Subsidiary after the date of closing through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, or placed upon property at (or within 30 days after) the later of the time of acquisition or the completion of construction by the Company or any Restricted Subsidiary to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price thereof, provided that (w) any such Lien does not encumber any other property of the Company or such Restricted Subsidiary, (x) the Debt secured by such Lien is not prohibited by the provisions of paragraph 6B(2), (y) the aggregate principal amount of the Debt secured by any such Lien at no time exceeds 80% of the cost to the Company and its Restricted Subsidiaries of the property subject to such Lien, and (z) the aggregate outstanding principal amount (without duplication) of the Debt secured by all such Liens and the Debt of all Restricted Subsidiaries at no time (a) during the period commencing on the date of closing and ending on June 8, 1999 exceeds $25,000,000, (b) during the period commencing on June 9, 1999 and ending June 8, 2004 exceeds $50,000,000, and (c) thereafter exceeds $100,000,000,

                 (viii) Liens on the accounts, rights to payment for goods sold or services rendered that are evidenced by chattel paper or instruments, and rights against persons who guarantee payment or collection of the foregoing, and on the Company's inventory and on the proceeds (as defined in the Uniform Commercial Code in any applicable jurisdiction) thereof securing the obligations of the Company under the Revolving Credit Facility (and any extension, renewal, refunding or refinancing thereof) permitted by paragraph 6B(2)(iv),

                 (ix) from and after the time that the Facilities Subsidiary becomes a Restricted Subsidiary, Liens on the accounts, rights to payment for goods sold or services rendered that are evidenced by chattel paper or instruments, and rights against persons who guarantee payment or collection of the foregoing, and on the Facilities Subsidiary's inventory and on the proceeds (as defined in the Uniform Commercial Code in any applicable jurisdiction) thereof securing the obligations of the Facilities Subsidiary under the Facilities Subsidiary's Revolving Credit Facility (and any

Plum Creek Timber Company, L.P.                            Senior Note Agreement


         extension, renewal, refunding or refinancing thereof) permitted by paragraph 6B(2)(x),

                 (x) Liens existing on the property or assets of the Company or any Subsidiary on the date of closing and set forth on Exhibit D hereto, and

                 (xi) any Lien renewing, extending, refunding or refinancing any Lien permitted by clause (vii) of this paragraph 6B(1), provided that the principal amount secured is not increased and the Lien is not extended to other property and further provided, that the maturity of the Lien is not extended beyond the maturity date of the Debt which, at the time the Lien was initially placed upon the property secured thereby, Responsible Representatives declare would have been the maturity date of Debt customary for the type of asset being financed;

         6B(2)   DEBT

         Create, incur, assume or suffer to exist any Funded or Current Debt, except

                 (i) Funded Debt represented by the Notes, the 8.73% Senior Notes and the 11 1/8% Senior Notes,

                 (ii) Funded Debt which is unsecured and is incurred by the Company to finance the making of capital improvements, expansions and additions to the Company's property (including Timberlands), plant and equipment, provided that the aggregate outstanding principal amount of such Funded Debt shall at no time exceed $20,000,000,

                 (iii) Funded or Current Debt of any Restricted Subsidiary owing to the Company or to a Restricted Subsidiary,

                 (iv) Debt incurred by the Company pursuant to (a) the Revolving Credit Facility (and any extension, renewal, refunding or refinancing thereof, including any refunding or refinancing in an amount in excess of the principal amount then outstanding under the Revolving Credit Facility), or (b) a bank credit facility which is unsecured or is secured by Liens permitted by paragraph 6B(1)(viii), provided that the aggregate outstanding principal amount of all Debt permitted by this clause (iv) shall at no time exceed $15,000,000, and provided, further, that the Company shall not suffer to exist any Debt permitted by this clause (iv) on any day unless there shall have been a period of at least 45 consecutive days within the 12 months immediately preceding such day during which the Company shall have been free from all Debt permitted by this clause (iv),

                 (v) Debt represented by the Guarantee in an amount not greater than $131,200,000 at any time,

Plum Creek Timber Company, L.P.                            Senior Note Agreement


                 (vi) the Company's guarantee of obligations incurred by the Facilities Subsidiary pursuant to the Facilities Subsidiary's Revolving Credit Facility (and any extension, renewal, refunding or refinancing thereof permitted by clause (iv) of paragraph 6B(2) of the Mortgage Note Agreements), provided that the aggregate outstanding principal amount of such Debt shall at no time exceed $20,000,000, and provided, further, that such guarantee shall be subordinated to the Notes by subordination provisions substantially the same as those contained in paragraph 7I of the Mortgage Note Agreements,

                 (vii) the Company's guarantee of Funded Debt (and related obligations not constituting Debt) incurred by the Facilities Subsidiary to finance the making of capital improvements, expansions and additions to the Facilities Subsidiary's properties pursuant to the Facilities Subsidiary's Facility, provided that such guarantee shall be subordinated to the Notes by subordination provisions substantially the same as those contained in paragraph 7I of the Mortgage Note Agreements, and provided, further, that the aggregate outstanding principal amount of such Funded Debt shall at no time exceed $20,000,000,

                 (viii) Funded Debt of the Company or any Restricted Subsidiary secured by a Lien permitted by clause (vii) of paragraph 6B(1), provided that immediately after the acquisition of the property subject to such Lien or upon which such Lien is placed (or, if later, the incurrence of the Debt secured by such Lien), the Company could incur at least $1 of additional Funded Debt pursuant to clause (ix) below,

                 (ix) Funded Debt of the Company (other than Funded Debt owing to a Restricted Subsidiary) in addition to that otherwise permitted by the foregoing clauses of this paragraph 6B(2), including guarantees of Debt to the extent permitted by paragraph 6B(3) and not otherwise permitted by the foregoing clauses of this paragraph 6B(2), provided that, on the date the Company becomes liable with respect to any such additional Funded Debt and immediately after giving effect thereto and to the concurrent retirement of any other Funded Debt, the ratio of Pro Forma Free Cash Flow to Maximum Pro Forma Annual Interest Charges is not less than 2.25 to 1.0,

                 (x) from and after the time that the Facilities Subsidiary becomes a Restricted Subsidiary, Debtincurred by the Facilities Subsidiary pursuant to (a) the Facilities Subsidiary's Revolving Credit Facility (and any extension, renewal, refunding or refinancing thereof, including any refunding or refinancing in an amount in excess of the principal amount then outstanding under the Facilities Subsidiary's Revolving Credit Facility), or (b) a bank credit facility which is unsecured or is secured by Liens permitted by paragraph 6B(1)(ix), provided that the aggregate outstanding principal amount of all Debt permitted by this clause (x) shall at no time exceed $20,000,000, and provided, further, that to the extent that the Facilities Subsidiary is a Restricted Subsidiary, the Facilities Subsidiary shall not suffer to exist any Debt permitted by this clause
         (x) on any day unless there shall have been a period of at least 45 consecutive

Plum Creek Timber Company, L.P.                            Senior Note Agreement


         days within the 12 months immediately preceding such day during which the Facilities Subsidiary shall have been free from all Debt permitted by this clause (x), and

                 (xi) from and after the time that the Facilities Subsidiary or any Designated Immaterial Subsidiary becomes a Restricted Subsidiary, Debt of the Facilities Subsidiary or any such Designated Immaterial Subsidiary outstanding at the time the Facilities Subsidiary or such Designated Immaterial Subsidiary becomes a Restricted Subsidiary, provided that (a) immediately after the Facilities Subsidiary or any such Designated Immaterial Subsidiary becomes a Restricted Subsidiary, the Company could incur at least $1 of additional Funded Debt pursuant to clause (ix) above (the Facilities Subsidiary or any such Designated Immaterial Subsidiary shall be deemed to be a Restricted Subsidiary for the four consecutive fiscal quarters immediately prior to its becoming a Restricted Subsidiary for purposes of determining Pro Forma Free Cash Flow), and
         (b) the aggregate amount (without duplication) of such Debt and all other Debt which is secured by Liens and permitted by clause (vii) of paragraph 6B(1) does not violate subclause (z) of the proviso to such clause (vii);

provided that notwithstanding any other provision in this paragraph 6B(2), any guarantee issued by the Company of any Funded Debt or Current Debt of any Subsidiary shall be subordinated to the Notes by subordination provisions substantially the same as those contained in paragraph 7I of the Mortgage Note Agreements;

         6B(3)   LOANS, ADVANCES, INVESTMENTS AND CONTINGENT LIABILITIES

         Make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (all of the foregoing, other than Designated Repurchases permitted by paragraph 6A hereof, being referred to herein as "Investments"), except that the Company or any Restricted Subsidiary may

                 (i) make Investments in the Facilities Subsidiary, provided that the Company will not make or permit any Restricted Subsidiary to make any such Investment (including any guaranty of obligations of the Facilities Subsidiary not otherwise permitted by this paragraph 6B(3)) unless (a) immediately after givingeffect to such Investment, no Event of Default or Default, or "Default" or "Event of Default" as defined in the Mortgage Note Agreements, shall exist, (b) immediately prior to giving effect to such Investment, no Default or Event of Default (other than under clause (xvi) of paragraph 7A) shall exist, and (c) immediately after giving effect to such Investment, the ratio of Pro Forma Free Cash Flow to Maximum Pro Forma Annual Interest Charges is not less than 2.5 to 1.0,

                 (ii) own, purchase or acquire real or personal property to be used in the ordinary course of its business,

Plum Creek Timber Company, L.P.                            Senior Note Agreement


                 (iii) own, purchase or acquire Investments of the type specified in, and in accordance with the requirements and limitations of, the Investment Policy,

                 (iv) continue to own Investments owned on the date of closing as set forth on Exhibit E,

                 (v) endorse negotiable instruments for collection in the ordinary course of business,

                 (vi) become and be obligated under the Guarantee and under the guarantees permitted by clauses (vi) and (vii) of paragraph 6B(2), and acquire and own subordinated subrogation rights upon performance of such guarantees,

                 (vii) make advances in the ordinary course of conducting the business of the Company or any Restricted Subsidiary, including deposits permitted under paragraph 6B(1)(iii), advances to employees for travel, relocation and other employment related expenses, advances to contractors performing services for the Company or such Restricted Subsidiary, advances to owners of timber or timber properties to acquire rights to harvest timber and other similar advances,

                 (viii) make Investments in Restricted Subsidiaries, or any entity which immediately after such Investment will be a Restricted Subsidiary, and

                 (ix) make Investments not otherwise permitted by this paragraph 6B(3) in entities engaged solely in a Permitted Business, provided that the cumulative aggregate amount of such Investments (calculated at original cost and including the principal amount of any obligations guaranteed to the extent such guarantees are not otherwise permitted by this paragraph 6B(3)) outstanding from time to time made pursuant to this clause (ix) between the date of closing and any date thereafter shall not exceed the greater of $30,000,000 or 60% of the average annual Pro Forma Free Cash Flow for the two fiscal years preceding such date;

         6B(4)   SALE OF STOCK AND DEBT OF SUBSIDIARIES

         Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company or a Restricted Subsidiary, and except that all shares of stock and Debt of any Subsidiary (other than the Facilities Subsidiary) at the time owned by or owed to the Company and its Restricted Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Responsible Representatives of the General Partner) at the time of sale of the shares of stock and Debt so sold; provided that the assets of such Subsidiary do not include any assets which could not be disposed of pursuant to the provisions of paragraph 6B(5) unless the conditions to thesale of such assets set forth in paragraph 6B(5) are complied with, and further provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and

Plum Creek Timber Company, L.P.                            Senior Note Agreement


Debt of such other Subsidiary owned, directly or indirectly, by the Company and its Subsidiaries are simultaneously being sold as permitted by this paragraph 6B(4));

         6B(5)   MERGER AND SALE OF ASSETS

         Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of any assets (other than inventory sold in the ordinary course of business) except that

                 (i) any Restricted Subsidiary may merge with the Company (provided that the Company shall be the continuing or surviving entity) or with any one or more other Restricted Subsidiaries,

                 (ii) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or a Restricted Subsidiary,

                 (iii) any Restricted Subsidiary may merge or consolidate with any other entity, provided that, immediately after giving effect to such merger or consolidation, (a) the continuing or surviving entity of such merger or consolidation shall be a solvent corporation or partnership organized under the laws of any State of the United States of America and shall constitute a Restricted Subsidiary, (b) no Event of Default or Material Default shall exist, and (c) following the merger, the entity surviving the merger is not engaged in any business other than a Permitted Business, provided that, after giving effect on a pro forma basis to such merger or consolidation, the gross revenue contribution of pulp and paper manufacturing activities of the Company and its Subsidiaries on a combined basis for the 12 months preceding such merger or consolidation does not exceed 33% of the total revenues of the Company and its Subsidiaries on a combined basis,

                 (iv) the Company may merge or consolidate with, or sell or dispose of all or substantially all of its assets to, any other entity, provided that (a) either (x) the Company shall be the continuing or surviving entity (in the case of any such merger), or
         (y) the successor or acquiring entity shall be a solvent corporation or partnership organized under the laws of any State of the United States of America and shall expressly assume in writing all of the obligations of the Company under this Agreement and on the Notes, including all covenants herein and therein contained, and such successor or acquiring corporation or partnership shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, provided, however, that no such sale shall release the Company from any of its obligations and liabilities under this Agreement or the Notes unless such sale is followed by the complete liquidation of the Company and substantially all the assets of the Company immediately following such sale are distributed in such liquidation, and (b) immediately after such merger or consolidation or such sale or other disposition, (x) no Event of Default or Material Default shall exist, (y) the Company could incur at least $1 of additional Funded Debt pursuant to paragraph 6B(2)(ix), and (z) the entity surviving the merger or consolidation or to which such assets have been transferred is

Plum Creek Timber Company, L.P.                            Senior Note Agreement


         not engaged in any business other than aPermitted Business, provided that, after giving effect on a pro forma basis to such merger, consolidation or sale, the gross revenue contribution of pulp and paper manufacturing activities of the merged or consolidated entity and its Subsidiaries on a combined basis for the 12 months preceding such merger, consolidation or sale does not exceed 33% of total revenues of the Company or such merged or consolidated entity, as the case may be, and its Subsidiaries on a combined basis,

                 (v) the Company or any Restricted Subsidiary may sell Designated Acres for the fair value thereof as reasonably determined in good faith by the Responsible Representatives,

                 (vi) the Company and its Restricted Subsidiaries may exchange Timberlands with other Persons in the ordinary course of business, provided that (a) the fair value of the Timberlands plus any net cash proceeds received in such exchange is, in the good faith judgment of the Responsible Representatives, not less than the fair value of Timberlands exchanged plus any other consideration paid, (b) such exchange would not materially and adversely affect the business, property or assets, condition or results of operations of the Company and its Restricted Subsidiaries on a combined basis or of the Facilities Subsidiary or impair the ability of the Company to perform its obligations hereunder or under the Notes, and (c) any Timberlands so exchanged shall be deemed sold to the extent of cash proceeds received in such exchange and such sales shall be allowed only to the extent otherwise permitted by this paragraph 6B(5),

                 (vii) the Company and its Restricted Subsidiaries may sell properties for not less than the fair value thereof as determined in good faith by the Responsible Representatives, provided that the aggregate net proceeds of such sales in any calendar year do not exceed an amount equal to one percent (1%) of Consolidated Total Assets, determined as of the last day of the immediately preceding calendar year, and

                 (viii) the Company and its Restricted Subsidiaries may otherwise sell for cash properties in an amount not less than the fair value thereof as determined in good faith by the Responsible Representatives if and only if (a) immediately after giving effect to such proposed sale, no condition or event shall exist which constitutes an Event of Default or Material Default, (b) the net proceeds of any such sale (x) are applied, within 180 days after such sale, to the repayment of Qualified Debt selected by the Company, which, in the case of the Notes, shall be a prepayment pursuant to paragraph 4A(2), or (y) are applied, within 180 days after such sale, to the purchase of productive assets in the same line of business, and
         (c) immediately after giving effect to such sale (giving effect on a pro forma basis to any proposed retirement of Qualified Debt out of the proceeds thereof), the Company could incur $1 of additional Funded Debt pursuant to paragraph 6B(2)(ix); provided that, if (I) the net proceeds of any such sale exceed $50,000,000 (and such proceeds are not immediately applied in accordance with clause (b) above), or (II) the unapplied net proceeds of all such sales exceed $100,000,000 in the aggregate at any time, all the net proceeds of any such sale described in clause (I) and/or all the unapplied net proceeds of such sales described in

Plum Creek Timber Company, L.P.                            Senior Note Agreement


         clause (II), as the case may be, shall be placed immediately in an escrow or cash collateral account or accounts, pursuant to an agreement or agreements in form and substance reasonably satisfactory to the holders of greater than 50% of the outstanding principal amount of Qualified Debt, for the purpose of application in accordance with clause (b) above;

         6B(6)   HARVESTING RESTRICTIONS

         In any calendar year, harvest Timber on the Timberlands then owned by the Company in excess of the amount set forth for such calendar year in the following table:



                                                        MAXIMUM CUNITS
         CALENDAR YEAR                                  TO BE HARVESTED

         1996                                           1,470 MCCF
         1997 through 2000                              1,970 MCCF
         2001 and each calendar year thereafter         1,910 MCCF



plus, in each year, the amount, if any, by which (a) the sum of (x) the cumulative amount set forth in the table above for the years preceding such year of determination and (y) 2,130 MCCF, exceeds (b) the cumulative amount actually harvested in such years preceding such year of determination;

unless the net cash proceeds from such excess harvest are either (i) applied, within 180 days after any such excess harvest, to the repayment of Qualified Debt selected by the Company, which, in the case of the Notes, shall be a prepayment pursuant to paragraph 4A(2), or (ii) applied, within 180 days after any such excess harvest, to purchase Timber (including Timber on Timberlands purchased) having a fair value (in the good faith judgment of the Responsible Representatives) not less than the fair value of the Timber subject to such excess harvest; provided that, if the net proceeds of any such excess harvest exceed $50,000,000 (and such proceeds are not immediately applied in accordance with clause (i) or (ii) above), all the net proceeds of such excess harvest shall be placed immediately in an escrow or cash collateral account or accounts, pursuant to an agreement or agreements in form and substance reasonably satisfactory to the holders of greater than 50% of the outstanding principal amount of Qualified Debt, for the purpose of application in accordance with clause (i) or (ii) above;

         6B(7)   SALE AND LEASE-BACK

         Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or

Plum Creek Timber Company, L.P.                            Senior Note Agreement


rental obligations of the Company or any Restricted Subsidiary, provided that this paragraph 6B(7) shall not apply to any property sold pursuant to clause
(vii) of paragraph 6B(5);

         6B(8)   CERTAIN CONTRACTS

         Enter into or be a party to

                 (i) any contract providing for the making of loans, advances or capital contributions to any Person or for the purchase of any property from any Person, in each case in order primarily to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, or

                 (ii) any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered, provided that nothing in this clause (ii) shall prevent the Company from (a) entering into take-or-pay contracts in the ordinary course of business with the United States Forest Service, the Bureau of Land Management, the Washington Department of Natural Resources or similar state or federal governmental agencies, or (b) making payments in satisfaction of contracts with such Persons which contracts are deemed by the Responsible Representatives to be disadvantageous to perform, or

                 (iii) any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor, or

                 (iv) any contract for the sale or use of materials, supplies or other property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person, or

                 (v) any other contract which in economic effect, is substantially equivalent to a guarantee except as permitted by the provisions of clauses (i), (v), (vi), (vii), (viii) or (ix) of paragraph 6B(3);

         6B(9)   TRANSACTIONS WITH AFFILIATES

         Directly or indirectly engage in any transaction (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) with any Affiliate

Plum Creek Timber Company, L.P.                            Senior Note Agreement


except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which might be obtained in an arm's length transaction at the time from Persons which are not such an Affiliate. The foregoing shall not prohibit Designated Repurchases otherwise permitted by this Agreement.

         6C.     CONDUCT OF BUSINESS

         The Company covenants that it will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses.

         6D.     ISSUANCE OF STOCK BY SUBSIDIARIES

         The Company covenants that it will not permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares of any class of its stock or partnership or other ownership interests (other than directors' qualifying shares) except to the Company or a Restricted Subsidiary and except to the extent that holders of minority interests may be entitled to purchase stock by reason of preemptive rights.

 7.  EVENTS OF DEFAULT

         7A.     ACCELERATION

         If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                 (i) the Company defaults in the payment of any principal or of premium on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                 (ii) the Company defaults in the payment of any interest on any Note for more than 10 days after the date due; or

                 (iii) the Company or any Restricted Subsidiary (a) defaults in any payment of principal of or interest on any other obligation for money borrowed (or any payment obligation under the Guarantee, any Capital Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or (b) fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created within any applicable grace period provided therein (or if any other event thereunder or under any such

Plum Creek Timber Company, L.P.                            Senior Note Agreement


         agreement shall occur and be continuing) and the effect of such failure or other event is (x) to then cause such obligation to become due prior to any stated maturity or (y) to then permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to any stated maturity, provided that the aggregate outstanding principal amount of all obligations as to which such payment defaults shall occur and be continuing or such failures or other events causing or permitting acceleration shall occur and be continuing exceeds $5,000,000; or

                 (iv) any representation or warranty made by the Company herein or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                 (v) the Company fails to perform or observe any agreement contained in the last sentence of paragraph 5A or in paragraph 6; or

                 (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 consecutive days after written notice thereof shall have been received by the Company from any holder of any Note; or

                 (vii) the Company or the General Partner or any Restricted Subsidiary makes a general assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                 (viii) any decree or order for relief in respect of the Company or the General Partner or any Restricted Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                 (ix) the Company or the General Partner or any Restricted Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or the General Partner or any Restricted Subsidiary, or of any substantial part of the assets of the Company or the General Partner or any Restricted Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or the General Partner or any Restricted Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                 (x) any such petition or application is filed, or any such proceedings as described in clause (ix) above are commenced, against the Company or the General Partner or any Restricted Subsidiary and the Company or the General Partner or such Restricted Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such

Plum Creek Timber Company, L.P.                            Senior Note Agreement


         trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 consecutive days; or

                 (xi) any order, judgment or decree is entered in any proceedings against the Company or the General Partner or any Restricted Subsidiary decreeing the dissolution, winding-up or liquidation of the Company or the General Partner or any Restricted Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 consecutive days; or

                 (xii) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Subsidiary decreeing a split-up of the Company or such Restricted Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of or partnership or other ownership interest in a Subsidiary whose assets represent a substantial part, of the combined assets of the Company and its Restricted Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of or partnership or other ownership interest in a Subsidiary, which shall have contributed a substantial part of the combined net income of the Company and its Restricted Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 consecutive days; or

                 (xiii) a final judgment (which is non-appealable or has not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) in an amount in excess of $5,000,000 is rendered against the Company or any Restricted Subsidiary and, within 60 consecutive days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 consecutive days after the expiration of any such stay, such judgment is not discharged; or

                 (xiv) this Agreement shall at any time, for any reason, cease to be in full force and effect or shall be declared to be null and void in whole or in any material part by the final judgment (which is nonappealable or has not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) of any court or other governmental or regulatory authority having jurisdiction in respect thereof, or the validity or the enforceability of this Agreement shall be contested by or on behalf of the Company, or the Company shall renounce this Agreement, or deny that it is bound by the terms hereof or has any further liability hereunder; or

                 (xv) any "Event of Default" as defined in the Mortgage Note Agreements shall exist; or

                 (xvi) the Facilities Subsidiary, any Subsidiary of the Facilities Subsidiary or any Designated Immaterial Subsidiary, immediately after they become Restricted Subsidiaries under the definition of "Restricted Subsidiary" contained in

Plum Creek Timber Company, L.P.                            Senior Note Agreement


         paragraph 10B, shall have any Debt outstanding which is not permitted by clause (x) or (xi) of paragraph 6B(2) insofar as it relates to such Facilities Subsidiary, Subsidiary of the Facilities Subsidiary or Designated Immaterial Subsidiary; or

                 (xvii) if any of the events or conditions or series of events or conditions described in subparagraph (vii) of paragraph 5A occurs which events or conditions or series of events or conditions have, or could reasonably be expected to have, a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company or the Company and its Restricted Subsidiaries taken as a whole;

then (a) if such event is an Event of Default specified in clause (viii) , (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) if such event is any other continuing Event of Default, the holder or holders of a majority of the aggregate principal amount of the Notes at the time outstanding may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Premium, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company andthe Company shall give notice in writing of such declaration to the other holders, provided that (x) if such event is a continuing Event of Default specified in clause (i) or (ii) of this paragraph 7A in respect of any Note, any Significant Holder may, at its option, by notice in writing to the Company, declare all of the Notes held by such Significant Holder to be, and all of such Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Premium, if any, with respect to each such Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (y) if any Significant Holder shall have declared all of the Notes held by such Significant Holder to be due and payable pursuant to clause (x) of this proviso, then the Company shall give notice in writing of such declaration to the other holders and any other holder may at any time thereafter and until the later of (A) the expiration of 60 days after such other holder shall have received notice from the Company of such declaration and (B) the date on which all Events of Default and Defaults have been cured or waived pursuant to paragraph 11C, by notice in writing to the Company, declare all of the Notes held by such other holder to be immediately due and payable, together with interest accrued thereon and together with the Yield-Maintenance Premium, if any, with respect to each such Note without presentment, demand, protest or any other notice of any kind, all of which are hereby waived by the Company, and (z) the Yield-Maintenance Premium, if any, with respect to each Note shall be due and payable upon any such declaration only if (1) such event is a continuing Event of Default specified in any of clauses (i) through (vi), inclusive, (xiii), (xiv), (xv), (xvi) and (xvii) of this paragraph 7A, (2) the holder or holders effecting such declaration shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such

Plum Creek Timber Company, L.P.                            Senior Note Agreement


Events of Default whose occurrence on or before the date of such notice permits such declaration and (3) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

         At any time after the principal of, and interest accrued on, any or all of the Notes are declared due and payable, the holders of not less than 66 2/3% aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (x) the Company has paid all overdue interest on the Notes, the principal of and premium, if any, on any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue principal and premium and (to the extent permuted by applicable law) any overdue interest in respect of such Notes of each series at a rate per annum from time to time equal to the greater of (i) one percent over the rate of interest borne by the Notes of such series or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York as its Prime Rate plus 2.0%, (y) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, have been cured or waived pursuant to paragraph 11C, and (z) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement; but no such rescission andannulment shall extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         7B.     OTHER REMEDIES

         If any Event of Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8.  REPRESENTATIONS, COVENANTS AND WARRANTIES

         The Company represents, covenants and  warrants:

         8A.     ORGANIZATION

         The Company is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties, to conduct its business as currently conducted, to enter into this Agreement, to issue and sell the Notes and to carry out the terms of this Agreement and the Notes.

Plum Creek Timber Company, L.P.                            Senior Note Agreement



         8B.     GENERAL PARTNER NET WORTH

         On the date of closing the General Partner will have a net worth (excluding its interest in the Company and any notes receivable from or payable to the Company) at least equal to the amount sufficient to meet the tax requirements for a general partner of a Delaware limited partnership (based on the fair market value of its assets).

         8C.     SUBSIDIARIES

         The General Partner owns 2% and the Company owns 98% of the limited partnership interest in Manufacturing. The General Partner owns 4% and the Company owns 96% of the issued and outstanding stock of Marketing. The Facilities Subsidiary Stock has been duly authorized and validly issued, is fully paid and non-assessable and is owned free and clear of any Liens. The Facilities Subsidiary has issued no rights, warrants or options to acquire or instruments convertible into or exchangeable for any equity interest in the Facilities Subsidiary. On the date of closing the Company will have no Subsidiaries other than the Facilities Subsidiary and those listed on Exhibit 8C.

         8D.     PARTNERSHIP INTERESTS

         The only general partner of the Company is the General Partner, which on the date of closing will own a 2% interest in the Company.

         8E.     QUALIFICATION

         The Company is duly qualified or registered for the transaction of business and in good standing as a foreign limited partnership in each of the State of Arkansas, the State of Idaho, the State of Louisiana, the State of Montana, the State of Texas and the State of Washington, which are the only jurisdictions in which the failure so to qualify or be registered would have a material adverse effect on the business, property or assets, condition, or results of operations of the Company, or on the ability of the Company to perform its obligations under this Agreement and the Notes.

         8F.     BUSINESS; FINANCIAL STATEMENTS

         (a) The Company and its Subsidiaries have not engaged in any business or activities prior to the date of this Agreement other than (i) owning, acquiring and disposing of Timber and Timberlands, and (ii) owning and operating lumber mills, plywood and fiberboard manufacturing plants, and wood chip plants. The Company and its Subsidiaries do not have any significant assets other than Timber, Timberlands and the facilities described in clause
(ii) above, and, after giving effect to the application of the proceeds of the Notes in accordance with paragraph 8S, on the date of closing will not have any significant liabilities other than the Notes, the 11 1/8% Senior Notes, the 8.73% Senior Notes, the Guarantee and the Mortgage Notes or indebtedness under the Bank of America Revolving Credit and Bridge Loan Agreement.

Plum Creek Timber Company, L.P.                            Senior Note Agreement


         (b) The Company has delivered or caused to be delivered to each Purchaser complete and correct copies of (i) the Company's Form 10-K as filed with the Securities and Exchange Commission on March 6, 1996 and the Company's Form 10-Qs as filed with the Securities and Exchange Commission on May 13, 1996 and August 14, 1996 (together, the "1934 Act Reports") and (ii) the memorandum dated October 1996 prepared by the Company for use in connection with the Company's private placement of the Notes (such memorandum, including, without limitation, the preliminary prospectus contained therein, being herein called the "Memorandum"). The annual financial statements and schedules included in the 1934 Act Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly the financial position for the dates specified, and the results of their operations and cash flows of the Company for the respective periods specified. The quarterly financial statements and schedules included in the 1934 Act Reports present fairly the financial position for the dates specified and the results of operations for the quarterly periods presented. The pro forma financial information set forth in the Memorandum is based upon assumptions stated in the Memorandum that are reasonable in all material respects and the financial projections contained therein are reasonable based upon such reasonable assumptions and the best information available to the officers of the Company.

         8G.     CHANGES, ETC

         Except as contemplated by this Agreement or disclosed in Exhibit 8G, subsequent to December 31, 1995, (a) neither the Company nor the Facilities Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (b) there has not been (i) any material adverse change in the financial condition or operations of the Company or the Facilities Subsidiary or (ii) any Restricted Payment of any kind declared, paid or made by the Company.

         8H.     TAX RETURNS AND PAYMENTS

         The Company and each of its Restricted Subsidiaries has filed all tax returns required by law to be filed by it (or obtained extensions with respect thereto) and has paid all material taxes, assessments and other material governmental charges levied upon it, or any of its properties, assets, income or franchises which are due and payable by it, other than those which are not past due or delinquent or the non-payment of which is permitted by paragraph 5E.

         8I.     FRANCHISES, LICENSES, AGREEMENTS, ETC.

         Except as disclosed in Exhibit 8T, the Company is in possession of and operating in substantial compliance with all franchises, grants, authorizations, approvals, licenses, permits, easements, consents, certificates and orders required to own or lease its properties and to permit the conduct of its business, except for those franchises, grants, authorizations, approvals, licenses, permits, easements, consents, certificates and orders the failure of which to be obtained, given or complied with would not individually or in the aggregate materially

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Plum Creek Timber Company, L.P.                            Senior Note Agreement


and adversely affect the business, property or assets, condition or operations of the Company or impair the ability of the Company to perform its obligations hereunder or under the Notes or impair the validity or enforceability of this Agreement or the Notes.

         8J.     ACTIONS PENDING

         There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company, or any properties or rights of the Company, by or before any court, arbitrator or administrative or governmental body which questions the validity of this Agreement or the Notes or any action taken or to be taken pursuant to this Agreement or the Notes or which would be reasonably likely to result in any material adverse change in the business, property or assets, condition or operations of the Company, or in the inability of the Company to perform its obligations hereunder or under the Notes.

         8K.     TITLE TO PROPERTIES

         Except as disclosed in Exhibit 8K, the Company has good title to its real properties (other than properties which it leases) and good title to all of its other properties and assets, subject to no Lien of any kind except Liens permitted by paragraph 6B(l), and except such Liens as do not materially interfere with the full ownership and enjoyment of such properties and assets. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

         8L.     COMPLIANCE WITH OTHER INSTRUMENTS, ETC.

         The Company is not in violation of any term of the Partnership Agreement or of any term of any other agreement or instrument to which it is a party or by which it or any of its properties is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, the consequences of which violation would be reasonably likely to have a material adverse effect on its business, property or assets, condition or operations or on the ability of the Company to perform its obligations under this Agreement or the Notes, and the execution, delivery and performance by the Company of this Agreement and the Notes will not result in any violation of or be in conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on the Company to create) any Lien (other than the Liens contemplated by this Agreement) upon any of the properties or assets of the Company, pursuant to any such term except for Liens permitted by paragraph 6B(1); and there is no such term which materially adversely affects or in the future would be likely to materially adversely affect the business, property or assets, condition or operations of the Company, or the ability of the Company to perform its obligations under this Agreement or the Notes.

Plum Creek Timber Company, L.P.                            Senior Note Agreement


         8M.     GOVERNMENTAL CONSENT

         No consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance by the Company of this Agreement or the valid offer, issue, sale and delivery of the Notes pursuant to this Agreement.

         8N.     FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         Neither the issue and sale of the Notes by the Company nor its use of the proceeds thereof as contemplated by this Agreement will violate any of the regulations administered by the Office of Foreign Assets Control, United States Department of the Treasury, including, without limitation, the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Iranian Transactions Regulations, the Iraqi Sanctions Regulations, the Haitian Transactions Regulations, the Libyan Sanctions Regulations, and the Soviet Gold Coin Regulations (31 C.F.R., Subtitle B, Chapter V, as amended) or the restrictions set forth in Executive Orders No. 12543 (Libya), 12544 (Libya), 12801 (Libya), 12722 (Iraq) or 12724 (Iraq),
12775 (Haiti), 12779 (Haiti), 12808 (Yugoslavia), 12810 (Yugoslavia) or 12831
(Yugoslavia), as amended, of the President of the United States of America or of any rules or regulations issued thereunder.

         8O.     OFFERING OF NOTES

         Neither the Company nor any agent acting on behalf of the Company has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with any Person other than 60 persons who are "accredited investors" by reason of the provisions of clause (1), (3) or (7) of the definition of that term in Regulation D under the Securities Act, each of whom was offered a portion of the Notes at private sale for investment, and neither the Company nor any agent acting on behalf of the Company has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of anyapplicable jurisdiction.

         8P.     REGULATION G, ETC.

         The Company does not own or have any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might

Plum Creek Timber Company, L.P.                            Senior Note Agreement


cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

         8Q.     ERISA

         (a) Neither the Company nor any of its Subsidiaries has breached the fiduciary rules of ERISA or engaged in any prohibited transaction which, in any such case, could reasonably be expected to result in any direct or indirect material liability (including, without limitation, as a result of an indemnification obligation) to the Company or any of its Subsidiaries in connection with a suit for damages or pursuant to section 409, 502(i) or 502(l) of ERISA or section 4975 of the Code, which liability, either individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company or the Company and its Restricted Subsidiaries taken as a whole.

         (b) None of the Company, any of its Subsidiaries or any Related Person has incurred any direct or indirect material liability (including, without limitation, as a result of an indemnification obligation) under or pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, which liability has had or could reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company or the Company and its Restricted Subsidiaries taken as a whole. No event, transaction or condition has occurred or exists or, to the Company's Knowledge, is expected to occur or exist with respect to any Plan that could reasonably be expected to result in any direct or indirect material liability to the Company, any of its Subsidiaries or any Related Person (including, without limitation, as a result of an indemnification obligation) under or pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, which liability has had or could reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company or the Company and its Restricted Subsidiaries taken as a whole. There has been no reportableevent (within the meaning of section 4043(b) of ERISA), other than reportable events for which the notification requirements have been waived in regulations or other pronouncements issued by the PBGC, or any other event or condition with respect to any Plan which presents a risk of the termination of, or the appointment of a trustee to administer, any such Plan by the PBGC.

         (c) Full payment (made in a timely manner such that any incidental delay in making a payment, if any, has not resulted in any Lien or any material liability to the Company, any of its Subsidiaries or any Related Person) has been made of all amounts which the Company, any of its Subsidiaries or any Related Person is required under applicable law, the terms of each Plan or any collective bargaining agreement to have paid as contributions to each such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA or section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any Plan (other than a Multiemployer Plan).

Plum Creek Timber Company, L.P.                            Senior Note Agreement


         (d) The present value of the accumulated benefit obligations (whether or not vested) under each Plan (other than a Multiemployer Plan), determined as of the end of each such Plan's most recently ended Plan year on the basis of the actuarial assumptions specified for funding purposes in each such Plan's actuarial valuation report for such Plan year, each of which assumptions is reasonable and in compliance with section 412 of the Code, did not exceed the current value of the assets of each such Plan allocable to such accumulated benefit obligations by an amount which could have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company or the Company and its Restricted Subsidiaries taken as a whole, and no event has occurred since such date that could reasonably be expected to cause the present value of such accumulated benefit obligations to increase by a material amount. The terms "present value" and "current value" shall have the meanings assigned to such terms in section 3 of ERISA, and the term "accumulated benefit obligations" shall have the meaning assigned to such term in Statement of Financial Accounting Standards No. 87.

         (e) None of the Company, any of its Subsidiaries or any Related Person has incurred or expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan or any Plan that is a "multiple employer plan" within the meaning of section 4063 or 4064 of ERISA, which liability has had or could reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company or the Company and its Restricted Subsidiaries taken as a whole. The aggregate withdrawal liability of the Company, its Subsidiaries and the Related Persons with respect to all Multiemployer Plans and Plans that are "multiple employer plans" within the meaning of section 4063 or 4064 of ERISA, determined as if a complete withdrawal had occurred on the date hereof, does not exceed $25,000,000. To the Company's Knowledge, no Multiemployer Plan is insolvent or in reorganization within the meaning of section 4241 or 4245 of ERISA.

         (f) The "expected postretirement benefit obligation" (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries under Plans which are "employee welfare benefit plans" (as defined in section 3(1) of ERISA) did not exceed $25,000,000.

         (g) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction which is subject to the prohibitions of section 406(a)(1)(A)-(D) of ERISA or in connection with which a tax could be imposed on the Company pursuant to section 4975(c)(1)(A)-(D) of the Code. With respect to each employee benefit plan identified in writing to the Company in accordance with paragraph 9(c), neither the Company nor any "affiliate" thereof (as defined in section V(c) of Prohibited Transaction Class Exemption 84-14 (the "QPAM Exemption")) has at this time, and has not exercised at any time within the preceding year, the authority to appoint or terminate the "QPAM" (as defined in the QPAM Exemption) identified in accordance with paragraph 9(c) as manager of any of the assets of any plan identified in accordance with paragraph 9(c), or to negotiate the terms of any management agreement with such QPAM on

Plum Creek Timber Company, L.P.                            Senior Note Agreement


behalf of any such plan, the Company is not an "affiliate" (as defined in section V(c) of the QPAM Exemption) of such QPAM, and the Company is not a party in interest with respect to any plan identified in accordance with paragraph 9(c). The representations by the Company in this subparagraph (g) of paragraph 8Q are made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9 of this Agreement as to the source of the funds to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder.

         As used in this paragraph 8Q, the terms "employee benefit plan" and "party in interest" have the respective meanings assigned to such terms in section 3 of ERISA.

         8R.     STATUS UNDER CERTAIN FEDERAL STATUTES

         The Company is not (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (iii) a "public utility" as such term is defined in the Federal Power Act, as amended, nor (iv) a "rail carrier" or a person controlled by or affiliated with a "rail carrier", within the meaning of Title 49, U.S.C., and neither the Company, the General Partner nor the Facilities Subsidiary is a "carrier" to which 49 U.S.C. Section 11301(b)(1) is applicable.

         8S.     USE OF PROCEEDS

         The Company will apply the proceeds of the sale of the Notes to the Purchasers to repay amounts owing under the Bank of America Revolving Credit and Bridge Loan Agreement.

         8T.     ENVIRONMENTAL MATTERS

         (a) Except as disclosed in Exhibit 8T, to the Company's Knowledge, the Company and its Subsidiaries are in compliance in all material respects with all Environmental Laws applicable to them or to real property owned or leased by them, or to the ownership, use, operation or occupancy thereof except where the failure to be in compliance with such Environmental Laws would not result in liability of the Company or any of its Subsidiaries in an aggregate amount in excess of $25,000,000. To the Company's Knowledge, neither the Company, its Subsidiaries nor any other Person acting at the direction of or on behalf of the Company has engaged in any activity in violation of any provision of any applicable Environmental Laws, which violation could reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company or the Company and its Restricted Subsidiaries taken as a whole.

         (b) Except as permitted by paragraph 8I or as disclosed in Exhibit 8T, the Company has or will have on the date of closing all environmental permits or licenses necessary for the conduct of its business as conducted on the date of closing and, as to any such permit or

Plum Creek Timber Company, L.P.                            Senior Note Agreement


license that has expired or is about to expire or is needed for the proposed conduct of its business, the Company has or will have timely and properly applied for renewal or receipt of the same. Exhibit F lists all material notices from Federal, state or local environmental agencies to the Company citing environmental violations that have not been finally resolved and disposed of; no such violation, individually or in the aggregate, is reasonably expected to have a material adverse effect on the business, property or assets, condition or operations of the Company, and the Company is acting in compliance with all such notices. Notwithstanding any such notice, the Company is currently operating in compliance with the limits set forth in such environmental permits or licenses except for such noncompliance as would not reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company or the Company and its Restricted Subsidiaries taken as a whole and to the Company's Knowledge there are no threatened or pending proceedings for the revocation, loss or termination of any such environmental permits or licenses.

         Neither the Company nor any of its Subsidiaries is subject to any order or decree of any governmental authority under any Environmental Laws, which order or decree would reasonably be likely to result in a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company or the Company and its Restricted Subsidiaries taken as a whole, nor is there any basis for such order or decree.

         (c) All facilities located on the real property owned by the Company or the Facilities Subsidiary on the date of closing which are subject to regulation by the Federal Resource Conservation and Recovery Act, as in effect on the date hereof, are and to the knowledge of the Company have been operated in material compliance with such Act and the Company (or the Facilities Subsidiary, as the case may be) has not received or, to the knowledge of the Company, has not been threatened with, a notice of violation under such Act regarding such facilities which can reasonably be expected to have a material adverse effect on the business, property or assets, conditions or operations of the Company (or the Facilities Subsidiary, as the case may be), or the ability of the Company to perform its obligations under this Agreement or the Notes.

         (d) Except as disclosed in Exhibit 8T, with respect to the real property owned by the Company (or the Facilities Subsidiary, as the case may be) on the date of closing, there has not occurred to the knowledge of the Company (i) any Release of any Hazardous Substance in a Reportable Quantity,
(ii) any discharge of any substance into ground, surface, or navigable waters for which a notice of violation has been received or threatened under any Federal, state or local laws, rules or regulations concerning water pollution, or (iii) any assertion of any Lien pursuant to Federal, state or local environmental law resulting from any use, spill, discharge or clean-up of any hazardous or toxic substance or waste, which occurrence can reasonably be expected to have a material adverse effect on the business, property or assets, condition or operations of the Company (or the Facilities Subsidiary, as the case may be). As used in this paragraph, the terms "Release," "Hazardous Substance," and "Reportable Quantity" shall have the meanings assigned such terms under the Comprehensive Environmental Response Compensation and Liability Act (CERCLA) as in effect on the date thereof.

Plum Creek Timber Company, L.P.                            Senior Note Agreement


         8U.     DISCLOSURE

         Neither this Agreement, the Memorandum, the 1934 Act Reports nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in writing, in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.
There is no fact peculiar to the Company which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, property or assets, condition or results of operations of the Company and which has not been set forth in this Agreement, the Memorandum or the 1934 Act Reports or in the other documents, certificates and statements in writing furnished to any Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

         9.  REPRESENTATIONS OF THE PURCHASER

         Each Purchaser represents, and in making this sale to such Purchaser it is specifically understood and agreed between the Company and such Purchaser, that such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of its property shall at all times be and remain within its control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. Each Purchaser also represents that it is an "accredited investor" by reason of the provisions of clause (1), (3) or (7) of the definition of that term in Regulation D under the Securities Act and that at least one of the following statements is an accurate representation as to each source of funds to be used by it to pay the purchaseprice of the Notes purchased by it hereunder:

         (a) such Purchaser is an insurance company subject to state regulation and the source of the funds being used by such Purchaser to pay the purchase price of the Notes being purchased by it hereunder is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no employee benefit plan (treating as a single plan, all employee benefit plans maintained by the same employer or an affiliate (as defined in section V(a)(1) of such PTE) of such employer or by the same employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such employee benefit plan exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

         (b) such Purchaser is an insurance company subject to state regulation and to the extent that any part of the funds being used by it to pay the purchase price of the

Plum Creek Timber Company, L.P.                            Senior Note Agreement


Notes being purchased by it hereunder constitutes assets allocated to any separate account maintained by it, (i) such separate account is an "insurance company pooled separate account" within the meaning of PTE 90-1, in which case such Purchaser has disclosed to the Company the name of each employee benefit plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this subparagraph (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), or (ii) such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which such Purchaser has delivered to the Company; or

         (c) all of the funds being used by such Purchaser to pay the purchase price of the Notes being purchased by it hereunder constitute assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or QPAM (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets which are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(g) of the QPAM Exemption are satisfied and the identity of such QPAM and the names of each employee benefit plan whose assets are included in such investment fund have been disclosed to the Company; or

         (d) such Purchaser is not an insurance company and all or a portion of the funds to be used by it to pay the purchase price of the Notes being purchased by it hereunder does not constitute assets of any employee benefit plan (other than a governmental plan exempt from the coverage of ERISA) and the remaining portion, if any, of such funds consists of funds which may be deemed to constitute assets of one or more specific employee benefit plans, complete and accurate information as to the identity of each of which such Purchaser has delivered to the Company.

As used in this paragraph 9, the terms "employee benefit plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

10.  DEFINITIONS

         For the purpose of this Agreement, the terms defined in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

Plum Creek Timber Company, L.P.                            Senior Note Agreement



         10A.    YIELD-MAINTENANCE TERMS

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

         "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4A(2) (including partial prepayments made pursuant to paragraphs 6B(5)(viii) and 6B(6)) or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

         "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to 50 basis points above the Reinvestment Yield with respect to such Called Principal.

         "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M.. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as the USD page in the Bloomberg Financial Markets Service (or such other display as may replace the USD page in the Bloomberg Financial Markets Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, including by way of interpolation, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

         "Remaining Average Life" shall mean, (a) with respect to the Called Principal of any Series A, B or C Note, the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the stated maturity of such Note, and (b) with respect to any Called Principal of any Series D Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (I) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (II) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

Plum Creek Timber Company, L.P.                            Senior Note Agreement




         "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

         "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4A(2) (including partial prepayments made pursuant to paragraphs 6B(5)(viii) and 6B(6)) or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

         "Yield-Maintenance Premium" shall mean, with respect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Premium shall in no event be less than zero.

         10B.    OTHER TERMS

         "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Restricted Subsidiary. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

         "Available Cash" shall mean, with respect to any calendar quarter, (a) the sum of:

                 (i) the Company's net income (or net loss) (excluding gain on the sale of any Capital Asset) for such quarter,

                 (ii) the amount of depletion, depreciation, amortization and other noncash charges utilized in determining net income of the Company for such quarter,

                 (iii) the amount of any reduction in reserves of the Company of the types referred to in clause (b)(iv) below,

                 (iv) proceeds received by the Company from the sale of Designated Acres, and

                 (v) any Cash from Capital Transactions received by the Company during such quarter in specific contemplation that such Cash from Capital Transactions will be used to refund or refinance any payment of Debt of the type specified in clause (b)(i) below which was made in either of the two immediately preceding quarters, less (b) the sum of

Plum Creek Timber Company, L.P.                            Senior Note Agreement


                 (i) all payments of principal on Debt made by the Company in such quarter (excluding any payments of principal on Debt made with Cash from Capital Transactions received by the Company during such quarter or, to the extent such Cash from Capital Transactions remains available, received by the Company during the four immediately preceding quarters),

                 (ii) capital expenditures made by the Company during such quarter (excluding any capital expenditures for such quarter made with Cash from Capital Transactions received by the Company during such quarter or, to the extent such Cash from Capital Transactions remains available, received by the Company during the four immediately preceding quarters, and capital expenditures which the General Partner reasonably anticipates will be financed with Cash from Capital Transactions within 90 days from the end of such quarter),

                 (iii) the amount of any capital expenditures made by the Company in a prior quarter which was anticipated would be financed from Cash from Capital Transactions but which have not been financed from such source within 90 days from the end of such quarter,

                 (iv) the amount of any reserves of the Company established during such quarter which are necessary or appropriate (A) to provide funds for the future payment of items of the types specified in clauses (b)(i) and (b)(ii) above, (B) to provide additional working capital, (C) to provide funds for cash distributions with respect to any one or more of the next four quarters, or (D) to provide funds for the future payment of interest in an amount equal to the interest to be accrued in the next quarter,

                 (v) the amount of any noncash items of income utilized in determining net income of the Company for such quarter,

                 (vi) the amount of any Investments (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) made by the Company during such quarter pursuant to clause (i), (viii) or (ix) of paragraph 6B(3) (or in the case of any Subsidiary, Investments (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) of similar type) to the extent not included in capital expenditures or payments on principal on Debt made by the Company during such quarter (excluding any such Investments for such quarter made with Cash from Capital Transactions received by the Company during such quarter or, to the extent such Cash from Capital Transactions remains available, received by the Company during the four immediately preceding quarters, and Investments which the General Partner reasonably anticipates will be financed with Cash from Capital Transactions within 90 days from the end of such quarter), and

Plum Creek Timber Company, L.P.                            Senior Note Agreement


                 (vii) the amount of any Investments (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) made by the Company in a prior quarter pursuant to clause (i), (viii) or (ix) of paragraph 6B(3) (or in the case of any Subsidiary, Investments (other than guarantees, contingent liabilities orendorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) of similar type) to the extent not included in capital expenditures made by the Company during such quarter which was anticipated would be financed from Cash from Capital Transactions but which have not been financed from such source within 90 days from the end of such quarter, provided, however, (i) net proceeds to the Company from the issuance of SPUs (as such term is defined in the Partnership Agreement) shall be deemed to be Available Cash, and shall be deemed to be received, for purposes of determining Available Cash, during the quarter in respect of which such SPUs are issued, even if such cash is received by the Company after the last day of such quarter, and (ii) any disbursements made of the types described in clauses
(b)(i), (ii), (iii), (vi) and (vii) or reserves established, in accordance with clause (b)(iv), within 45 days after the end of any quarter as to which SPUs were purchased in respect of such quarter in accordance with the Distribution Support Agreement shall be deemed to be made or established, for purposes of determining Available Cash, within such quarter if the General Partner so determines, provided that the aggregate amount of such disbursements made or reserves established which are so determined as being made within such quarter shall not exceed the aggregate dollar amount of SPUs purchased in respect of such quarter.

         Notwithstanding the foregoing, "Available Cash" shall not take into account any reductions in reserves or disbursements made or reserves established after commencement of the dissolution and liquidation of the Company. In determining "Available Cash", (i) all items under clauses (a)(i),
(ii), (iii), (iv) and (v) above and all items under clauses (b)(i), (ii),
(iii), (iv), (v), (vi) and (vii) above shall be calculated on a combined basis with any Subsidiary of the Company whose income is accounted for on a consolidated or combined basis with the Company and, in accordance therewith, "Available Cash" shall include a percentage of each such item of each such Subsidiary equal to the Company's percentage ownership interest in such Subsidiary, provided, however, that the items under clauses (a)(i), (ii),
(iii), (iv) and (v) above shall only be included in Available Cash to the extent that the General Partner determines such amount to be legally available for dividends or distributions to the Company by such Subsidiary; (ii) the amount of net income and the amount of depletion, depreciation, amortization and other noncash charges, utilized in determining net income shall be determined, with respect to the Company, by the General Partner in accordance with generally accepted accounting principles and, with respect to any Subsidiary,

Plum Creek Timber Company, L.P.                            Senior Note Agreement


by its Board of Directors (or by such other body or Person which has the ultimate management authority of such Subsidiary) in accordance with generally accepted accounting principles; (iii) the net income of any Subsidiary shall be determined on an after-tax basis; (iv) the amount of any reductions in, or additions to, reserves for purposes of clauses (a)(iii) and (b)(iv) above shall be determined, with respect to the Company, by the General Partner in its reasonable good faith judgment and, with respect to any Subsidiary, by its Board of Directors (or by such other body or Person which has the ultimate management authority of such Subsidiary) in its reasonable good faith judgment; and (v) any determination of whether any capital expenditures orInvestments are financed, or anticipated to be financed, with Cash from Capital Transactions for purposes of clause (b) (ii) or (b) (vi) above shall be made, with respect to the Company, by the General Partner in its reasonable good faith judgment and, with respect to any Subsidiary, by its Board of Directors (or by such other body or Person which has the ultimate management authority of such Subsidiary) in its reasonable good faith judgment.

         "Bank of America Revolving Credit and Bridge Loan Agreement" shall mean the revolving credit and bridge loan agreement between the Company, Bank of America National Trust and Savings Association, as Administrative Agent, and certain other lenders pursuant to which the lenders thereunder provide credit facilities to the Company in an aggregate principal amount not to exceed $650,000,000 and any extension, renewal, refunding or refinancing thereof provided that such renewal, refunding or refinancing shall not contain terms which are any less favorable to the Purchasers.

         "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

         "Board Foot" shall mean a unit of measurement one foot square and one inch thick.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or Seattle, Washington are authorized or required by law, regulation or executive order to be closed.

         "Capital Asset" shall mean any asset on the Company's or any Subsidiary's balance sheet, as the case may be, other than inventory, accounts receivable or any other current asset and assets disposed of in connection with normal retirements or replacements.

         "Capital Lease Obligation" shall mean, with respect to any Person, any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

         "Capital Transaction" shall mean (i) borrowings and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the Company,
(ii) sales of equity interests by the Company and (iii) sales or other voluntary or involuntary dispositions of any assets of the Company (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including receivables and accounts and (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Company provided, that in determining Cash from Capital Transactions, items (i), (ii) and (iii) above shall include, with respect to each Subsidiary of the Company whose income is accounted for on a consolidated or combined basis with the Company, a percentage of each such item of such Subsidiary equal to the Company's percentage ownership interest in such Subsidiary.

Plum Creek Timber Company, L.P.                            Senior Note Agreement



         "Cash from Capital Transactions" shall mean at any date, such amounts of cash as are determined by the General Partner to be cash made available to the Company from or by reason of a Capital Transaction.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company's Knowledge" or "knowledge of the Company" shall mean the actual knowledge of Rick R. Holley, President and Chief Executive Officer, Charles P. Grenier, Executive Vice President, Diane M. Irvine, Vice President and Chief Financial Officer, James A. Kraft, Vice President, General Counsel and Secretary, Susanna N. Duke, Director, Law and Human Resources, William R. Brown, Vice President, Resource Management, and Mitchell Leu, Environmental Engineer and any successor to the offices and officers, such persons being the principal persons employed by the Company ultimately responsible for environmental operations and compliance, ERISA and legal matters relating to the Company.

         "Consolidated Total Assets" shall mean the total amount of all the assets of the Company and its Restricted Subsidiaries, determined on a combined basis in accordance with generally accepted accounting principles.

         A "Cunit" is equal to 100 cubic feet of wood. For purposes of conversion of Timber in the Company's northwest region, one MMBF shall equal
2.1 MCCF.

         "Debt" shall mean, as to any Person, as of any date of determination, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any Lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof,
(iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized, (v) lease obligations of such Person under leases which have a term (including any option to renew exercisable at the discretion of the lessee thereunder) longer than 10 years or under leases under which the lessor, pursuant to an agreement with such Person, has acquired the property specifically for the purpose of leasing it to such Person, (vi) obligations payable out of the proceeds of production from property of such Person, even though such Person has not assumed or become liable for the payment thereof, and (vii) any obligations of any other Person of the type described in the above clauses (i) through and including (vi), inclusive, which are guaranteed or in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any

Plum Creek Timber Company, L.P.                            Senior Note Agreement


such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating theretowill be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

         "Designated Acres" shall mean up to an aggregate of 150,000 acres owned by the Company which (based on the good faith determination of the Responsible Representatives that such acres have at the time such determination is made a higher value as recreational, residential, grazing or agricultural property than for timber production) may be reasonably designated by the General Partner at the time of the sale thereof as constituting Designated Acres (such aggregate number of acres to be determined over the term of existence of this Agreement).

         "Designated Immaterial Subsidiary" shall mean any entity which would otherwise be a Restricted Subsidiary and which at any time is designated by the Company as a Designated Immaterial Subsidiary, provided that no such designation of any entity as a Designated Immaterial Subsidiary shall be effective unless (i) at the time of such designation, such entity does not own any shares of stock or Debt of any Restricted Subsidiary which is not simultaneously being designated as a Designated Immaterial Subsidiary, (ii) immediately after giving effect to such designation, (a) the Company could incur at least $1 of additional Funded Debt pursuant to clause (ix) of paragraph 6B(2), and (b) no condition or event shall exist which constitutes an Event of Default or Material Default, (iii) the Company is permitted to make the Investment in such entity resulting from such designation pursuant to, and within the limitations specified in, clause (ix) of paragraph 6B(3), treating the aggregate book value (including equity in retained earnings) of the Investments of the Company and its Subsidiaries in such entity immediately prior to such designation as the cost of such Investment, and provided, further, that if at any time all Designated Immaterial Subsidiaries on a combined basis would be a "significant subsidiary" (assuming the Company is the registrant) within the meaning of Regulation S-X (17 CFR Part 210) the Company shall designate one or more Designated Immaterial Subsidiaries which are directly owned by the Company and its Restricted Subsidiaries as Restricted Subsidiaries such that the condition in this proviso is no longer applicable and the entities so designated shall no longer be Designated Immaterial Subsidiaries. Any entity which has been designated a Designated Immaterial Subsidiary shall not thereafter become a Restricted Subsidiary except pursuant to a designation required by the last proviso in the preceding sentence, and any Designated Immaterial Subsidiary which has been designated a Restricted Subsidiary pursuant to the last proviso of the preceding sentence shall not thereafter be redesignated as a Designated Immaterial Subsidiary.

         "Designated Repurchases" shall mean and include purchases, redemptions or other acquisitions, in each case at a price not to exceed fair market value, of the publicly traded limited partnership interests in the Company, which are retired by the Company within six months of such purchase, redemption or other acquisition.

Plum Creek Timber Company, L.P.                            Senior Note Agreement



         "Distribution Support Agreement" shall mean the Distribution Support Agreement, dated as of June 8, 1989, between the Company and Burlington Resources Inc., a Delaware corporation.

         "8.73% Senior Note Agreements" shall mean the Note Agreements, dated as of August 1, 1994 and amended as of October 15, 1995 and May 31, 1996, providing for the issuance and sale by the Company of its 8.73% Senior Notes to the purchasers listed in the schedule of purchasers attached thereto.

         "8.73% Senior Notes" shall mean the 8.73% Senior Notes Due August 1, 2009 of the Company issued and sold pursuant to the 8.73% Senior Note Agreements.

         "11 1/8% Senior Note Agreements" shall mean the Note Agreements, dated as of May 31, 1989 and amended as of January 1, 1991, April 22, 1993, September 1, 1993, May 20, 1994 and May 31, 1996, providing for the issuance and sale by the Company of its 11 1/8% Senior Notes to the purchasers listed in the schedule of purchasers attached thereto.

         "11 1/8% Senior Notes" shall mean the 11 1/8% Senior Notes Due June 8, 2007 of the Company issued and sold pursuant to the 11 1/8% Senior Note Agreements.

         "Environmental Laws" shall mean Federal, state, local and foreign laws, rules or regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

         "Facilities Subsidiary" shall mean, collectively, Manufacturing and Marketing.

         "Facilities Subsidiary's Facility" shall mean any facility pursuant to which the Facilities Subsidiary may incur Debt for purposes of making capital improvements, additions to, or expansions of, property, plant and equipment of the Facilities Subsidiary or its Subsidiaries.

Plum Creek Timber Company, L.P.                            Senior Note Agreement



         "Facilities Subsidiary's Revolving Credit Facility" shall mean any facility pursuant to which the Facilities Subsidiary may obtain revolving credit, takedown credit, the issuance of standby and payment letters of credit and backup for the issuance of commercial paper.

         "Facilities Subsidiary Stock" shall mean, collectively, the limited partner interest of the Company in Manufacturing and the capital stock of Marketing that is owned by the Company.

         "Funded Debt" shall mean, without duplication, any Debt payable more than one year from the date of the creation thereof. "Current Debt" shall mean, without duplication, any Debt payable on demand or within a period of one year from the date of the creation thereof; provided that any Debt shall be treated as Funded Debt, regardless of its term, if such Debt is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such Debt, ormay be payable out of the proceeds of similar Debt pursuant to the terms of such Debt or of any such agreement.

         "General Partner" shall mean Plum Creek Management Company, L.P., a limited partnership organized and existing under the laws of the State of Delaware, and its successors and assigns.

         "Guarantee" shall mean the guarantee in paragraph 7 of the Mortgage Note Agreements.

         "Investment Policy" shall mean the Corporate Investment Policy of the Company, as it exists on April 5, 1993 and as attached hereto as Schedule 10B(1) .

         "Investments" shall have the meaning specified in paragraph 6B(3).

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

         "Manufacturing" shall mean Plum Creek Manufacturing, L.P., a Delaware limited partnership.

         "Marketing" shall mean Plum Creek Marketing, Inc., a Delaware corporation.

         "Material Default" shall mean any continuing Default as to which a written notice of such Default (which notice has not been rescinded) shall have been received by the Company or the General Partner from any holder of any Note, or any continuing Event of Default.

         "Maximum Pro Forma Annual Interest Charges" shall mean, as of any date, the highest total amount payable during any period of four consecutive fiscal quarters,

Plum Creek Timber Company, L.P.                            Senior Note Agreement


commencing with the fiscal quarter in which such date occurs and ending with the fiscal quarter in which November 13, 2016 occurs, by the Company and its Restricted Subsidiaries on a combined basis, after eliminating all intercompany transactions, in respect of interest charges ((a) including amortization of debt discount and expense and imputed interest on Capital Lease Obligations and on other obligations included in Debt which do not have stated interest, (b) assuming, in the case of fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, and (c) treating the principal amount of all Debt outstanding as of such date under a revolving credit or similar agreement as maturing and becoming due and payable on the scheduled maturity date thereof, without regard to any provision permitting such maturity date to be extended) on all Debt of the Company and its Restricted Subsidiaries outstanding on such date (excluding the Guarantee and the guarantees of the Facilities Subsidiary's Facility and the Facilities Subsidiary's Revolving Credit Facility but including, to the extent not already included, all other Debt outstanding on such date which is guaranteed or in effect guaranteed by the Company or any Restricted Subsidiaries), after giving effect to any Debt proposed to be created on such date and to the concurrent retirement of any other Debt.

         "MCCF" shall mean one thousand Cunits.

         "MMBF" shall mean one million Board Feet.

         "Mortgage Note Agreements" shall mean the Note Agreements, dated as of May 31, 1989 and amended as of January 1, 1991, April 22, 1993, September 1, 1993, May 20, 1994, June 15, 1995 and May 31, 1996, providing for the issuance and sale by the Facilities Subsidiary of its 11 1/8% First Mortgage Notes to the purchasers listed in the schedule of purchasers attached thereto.

         "Mortgage Noteholder" shall mean and include each holder from time to time of a Mortgage Note issued under the Mortgage Note Agreements.

         "Mortgage Notes" shall mean the 11 1/8% First Mortgage Notes of the Facilities Subsidiary issued and sold pursuant to the Mortgage Note Agreements.

         "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Officers' Certificate" shall mean, as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and its Treasurer, or Controller or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate as an Officers' Certificate of such general partner hereunder.

         "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the Company, as in effect on the date of closing, and as the same may, from time to time, be amended, modified or supplemented in accordance with the terms thereof.

Plum Creek Timber Company, L.P.                            Senior Note Agreement



         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any governmental authority succeeding to any of its functions.

         "Permitted Business" shall mean any business engaged in by the Company or the Facilities Subsidiary on the date of closing, pulp and paper manufacturing, and any business substantially similar or related to any such business.

         "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "Plan" shall mean an "employee benefit plan" (as defined in section 3(3) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company, any of its Subsidiaries or any Related Person or with respect to which the Company, any of its Subsidiaries or any Related Person may have any liability.

         "Pro Forma Free Cash Flow" as of any date shall mean (i) net income of the Company and its Restricted Subsidiaries on a combined basis (excluding (a) gain on the sale of any Capital Asset, (b) noncash items of income, and (c) any distributions or other income received from, or equity of the Company or any Restricted Subsidiary in the earnings of, any entity which is not a Restricted Subsidiary) for the period of four consecutive fiscal quarters immediately prior to such date (such period of four consecutive fiscal quarters being the "Measurement Period"), determined in accordance with generally accepted accounting principles plusdepreciation, depletion, amortization and other noncash charges, interest expense on Debt and provision for income taxes, minus
(ii) capital expenditures made by the Company and its Restricted Subsidiaries during the Measurement Period, to maintain their respective operations; provided, however, if (A) the Company or a Restricted Subsidiary is acquiring a Restricted Subsidiary or assets and (B) Pro Forma Free Cash Flow is being determined in connection therewith, such Restricted Subsidiary shall be considered to have been a Restricted Subsidiary during the entire Measurement Period and such assets shall be considered to have been owned by the Company during the entire Measurement Period if net income attributable to such Restricted Subsidiary or such assets (as the case may be) for the entire Measurement Period is readily determinable and confirmed pursuant to an audit or a certification prepared in good faith by the Company's chief financial officer; further provided, however, that portion of Pro Forma Free Cash Flow allocable to such Restricted Subsidiary or assets shall be reduced on a pro rata basis to the extent Timber has been harvested by such Restricted Subsidiary or from such assets during the Measurement Period at a rate greater than the rate at which the Company has harvested Timber from its Timberlands during the Measurement Period, as certified in good faith by the chief financial officer of the Company; and finally provided, however, if Pro Forma Free Cash Flow is being determined for any Measurement Period and a Restricted Subsidiary or assets have been sold or otherwise disposed of at any time during such Measurement Period by the Company or any Restricted Subsidiary, such Restricted Subsidiary shall not be considered to have been a Restricted Subsidiary during any part of such Measurement Period and such assets shall not be considered to have been owned by the Company during any part of such Measurement Period, and the net income that otherwise would have been attributable to such

Plum Creek Timber Company, L.P.                            Senior Note Agreement


Restricted Subsidiary or asset during such Measurement Period shall be certified in good faith by the chief financial officer of the Company.

         "Qualified Debt" shall mean, as to the Company, as of any date of determination, without duplication, all outstanding indebtedness of the Company for borrowed money, including, without limitation, Debt represented by the Notes, the 8.73% Senior Notes and the 11 1/8% Senior Notes.

         "Related Person" shall mean, as of any date of determination, any trade or business, whether or not incorporated, which, together with the Company or any of its Subsidiaries, is treated as a single employer under section 414(b) or (c) of the Code or the regulations promulgated thereunder.

         "Required Holder(s)" shall mean the holder or holders of greater than 50% of the aggregate principal amount of the Notes from time to time outstanding.

         "Responsible Officer" means the chief executive officer, the president or any vice president of the General Partner, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the General Partner, or any other officer having substantially the same authority and responsibility.

         "Responsible Representatives" shall mean (a) in the case of any transaction in which the value of any assets disposed of or received have a value of less than $5,000,000 or in which payments made are less than$5,000,000, the chief executive officer, chief financial officer or chief operating officer of the Company, and (b) in the case of any other transaction, the Board of Directors of the General Partner.

         "Restricted Payment" shall mean (a) any payment or other distribution, direct or indirect, in respect of any partnership interest in the Company, except a distribution payable solely in additional partnership interests in the Company, and (b) any payment, direct or indirect, on account of the redemption, retirement, purchase or other acquisition of any partnership interest in the Company including, without limitation, any Designated Repurchase; or, if the Company is at any time reorganized as or changed (by merger, sale of assets or otherwise) into a corporation, (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company now or hereafter outstanding, except a dividend payable solely in shares of stock of the Company, and (ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of stock of the Company.

         "Restricted Subsidiary" shall mean any Wholly-Owned Subsidiary other than (a) any Designated Immaterial Subsidiary and (b) the Facilities Subsidiary or any Subsidiary directly or indirectly owned by the Facilities Subsidiary, provided that after the Mortgage Notes shall

Plum Creek Timber Company, L.P.                            Senior Note Agreement


have been paid in full and retired, the Facilities Subsidiary and its Subsidiaries shall become and be Restricted Subsidiaries.

         "Revolving Credit Facility" shall mean any facility pursuant to which the Company may obtain revolving credit, take-down credit, the issuance of standby and payment letters of credit and back-up for the issuance of commercial paper.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Significant Holder" shall mean (i) each Purchaser named in Schedule I hereto, so long as it shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other insurance company, bank, financial institution, public or governmental retirement or pension fund or other similar institutional holder of Notes, whether acting for itself or in a trust, agency or other fiduciary capacity.

         "Subsidiary" shall mean any corporation, partnership or other entity a majority of (i) the total combined voting power of all classes of Voting Stock of which or (ii) the outstanding equity interests of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

         "Timber" shall mean standing trees not yet harvested.

         "Timberlands" shall mean the timberlands owned by the Company as of the date of closing and any timberlands acquired by the Company or any Subsidiary after the date of closing.

         "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

         "Voting Stock" shall mean, with respect to any corporation or other entity, any shares of stock or other ownership interests of such corporation or entity whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation or to manage any such other entity (irrespective of whether at the time stock or ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "Western Europe" shall mean Belgium, Denmark, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain and the United Kingdom.

         "Wholly-Owned Subsidiary" shall mean any Subsidiary organized under the laws of any state of the United States of America which conducts the major portion of its business in the United States of America and all of the stock or other ownership interests of every class of which, except director's qualifying shares, and except in the case of the Facilities Subsidiary not more than 5% of the outstanding Voting Stock shall, at the time as of which any determination is being made, be owned by the Company either directly or through Wholly-Owned Subsidiaries.

Plum Creek Timber Company, L.P.                            Senior Note Agreement




11.  MISCELLANEOUS

         11A.    NOTE PAYMENTS

         The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal thereof and premium, if any, and interest thereon, which comply with the terms of this Agreement, by wire or electronic funds transfer of immediately available funds for credit to such Purchaser's account or accounts as specified in the Schedule I attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

         11B.    EXPENSES

         Whether or not the transactions contemplated by this Agreement shall be consummated, the Company will pay and will indemnify and hold each Purchaser and each holder of any Notes harmless in respect of all reasonable expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or the Notes, including: (a) the cost and expenses of preparing and reproducing this Agreement or the Notes, of furnishing all opinions by counsel for the Company and all other opinions referred to herein (including any opinions requested by Chapman and Cutler (or another firm selected by the Purchasers and the other holders as Purchasers' special counsel) as to any legal matter arising hereunder) and all certificates on behalf of the Company or any of its Subsidiaries or Affiliates, and of the performance of and compliance with all agreements and conditions contained herein on the part of the Company to be performed or complied with, (b) the cost of delivering toeach Purchaser's principal office, insured to its satisfaction, the Notes sold to it hereunder and any Notes delivered to it upon any substitution of Notes pursuant to paragraph 11E and of its delivering any Notes, insured to its satisfaction, upon any such substitution, (c) the reasonable fees, expenses and disbursements of Purchasers' special counsel in connection with such transactions and any such amendments or waivers (whether or not such amendments or waivers become effective), (d) the reasonable out-of-pocket expenses incurred by such Purchaser in connection with such transactions (including the costs and expenses incurred in connection with obtaining a private placement number) and any such amendments or waivers and (e) the cost and expenses, including attorneys' fees, incurred by each Purchaser or any Transferee in enforcing any rights under this Agreement or the Notes or in responding to any subpoena or any other legal process issued in connection with this Agreement or the transactions contemplated hereby or thereby or by reason of any Purchaser or any Transferee's having acquired any Note (as to any Person, other than under circumstances in which such Person has contravened the understanding contained in the second sentence of paragraph 9), including without limitation costs and expenses incurred in any bankruptcy case. The Company shall have no obligation to pay any

Plum Creek Timber Company, L.P.                            Senior Note Agreement


legal fees incurred by any Purchaser or any other holder other than the reasonable fees of special counsel for the Purchasers and the other holders. The Company also will pay, and will indemnify and hold each Purchaser and each holder of any Notes harmless from, all claims in respect of the fees, if any, of brokers and finders (unless engaged by any Purchaser) and any and all liabilities with respect to any and all taxes including interest and penalties which may be payable in respect of the execution, delivery, filing or recording of this Agreement, the issue of the Notes and any amendment or waiver under or in respect of this Agreement or the Notes. In furtherance of the foregoing, on the date of closing the Company will pay the fees and disbursements of Chapman and Cutler, Purchasers' special counsel, which are reflected as unpaid in the statement of Purchasers' special counsel delivered to the Company on or prior to the date of closing. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

         11C.    CONSENT TO AMENDMENTS

         This Agreement (including, without limitation, paragraph 5, paragraph 6 and clauses (iii) through (xvii) of paragraph 7A) may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of any scheduled payment of principal pursuant to paragraph 4A(1) or payment of interest or any premium payable with respect to, any Note, or alter or amend the right of any Significant Holder to declare all of the Notes held by such Significant Holder to be due and payable in accordance with the provisions of paragraph 7A, or change the proportion of the principal amount of the Notes required with respect to any consent. Each holder of any Note at the time orthereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         11D.    SOLICITATION OF HOLDERS OF NOTES

         The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of any Note shall concurrently be informed thereof in writing by the Company and shall be afforded the opportunity to consider the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of paragraph 11C shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed

Plum Creek Timber Company, L.P.                            Senior Note Agreement


and delivered by the holder or holders of the requisite percentage of outstanding Notes. In the event that the holder of a Note is a nominee for another Person, any request for such amendment, waiver or consent shall be delivered to both the nominee and such other Person, and, if acceptable to such other Person, such amendment, waiver or consent shall be executed by such other Person. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of any Note as consideration for or as an inducement to the entering into by any such holder of any Note of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently paid, on the same terms, ratably to each holder of the then outstanding Notes.

         11E.    FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES

         The Notes are issuable as registered notes without coupons in minimum denominations equal to the lesser of (a) $1,000,000 (except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000) and (b) the aggregate principal amount of Notes purchased by each Purchaser hereunder (the "Minimum Note Amount"). The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. In the event that the holder is a nominee for another Person (and such fact is known to the Company), the name and address of such other Person shall also be noted on the register. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like series and tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees, provided that no transfer shall be made to any Transferee which does not acquire Notes in a principal amount equal to not less than the lesser of the Minimum Note Amount or the entire principal amount of the Notes owned by the transferor thereof, and no holder shall transfer any Notes if thereafter suchholder retains ownership of Notes and the aggregate principal amount retained is less than the Minimum Note Amount. At the option of the holder of any Note, such Note may be exchanged for other Notes of like series and tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like series and tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

Plum Creek Timber Company, L.P.                            Senior Note Agreement



         11F.    PERSONS DEEMED OWNERS; PARTICIPATIONS

         Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Any Purchaser may without the consent of the Company sell participations in principal amounts of not less than the Minimum Note Amount or, in the case of any sale by a holder holding Notes in an aggregate principal amount less than the Minimum Note Amount, such aggregate principal amount of Notes so held, to one or more Persons who agree to be bound by the provisions of paragraph 11J in all or a portion of its rights in the Note or Notes held by it.

         11G.    NON-RECOURSE NATURE OF LIABILITY

         Notwithstanding anything to the contrary contained in this Agreement, each Purchaser hereby acknowledges and agrees that neither the General Partner nor any general partner or limited partner, stockholder, officer, employee, servant, controlling Person, executive, director or agent, as such, of the General Partner, nor any past, present or future general partner or limited partner, as such, of the General Partner, shall have any liability to such Purchaser or any Transferee (such liability, including such as may arise by operation of law, being hereby expressly waived) for the payment of any sums now or hereafter owing by the Company under this Agreement or under the Notes or for the performance of any of the obligations of the Company contained herein.

         11H.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

         All representations and warranties contained herein or made in writing by or on behalf of the Company inconnection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. All representations, warranties and covenants contained herein made by any Purchaser or any holder shall survive the execution and delivery of this Agreement and the Notes, and may be relied upon by the Company and its successors and assigns. No holder of any Notes (including each Purchaser) shall be responsible for the truth, correctness or performance of the representations or warranties of any other holder (including any Transferee). Subject to the preceding sentences, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

         11I.    SUCCESSORS AND ASSIGNS

         All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and

Plum Creek Timber Company, L.P.                            Senior Note Agreement


assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

         11J.    DISCLOSURE TO OTHER PERSONS

         Each Purchaser agrees to use its best efforts to keep any information (other than information which has become public information) delivered or made available by the Company or the General Partner to such Purchaser (including any information obtained pursuant to paragraph 5A or 5B) in connection with or pursuant to this Agreement which is proprietary in nature and clearly indicated to be confidential information, confidential from any one other than Persons employed or retained by such Purchaser who are or are expected to become engaged in evaluating, approving, structuring or administering the Notes; provided that nothing herein shall prevent any holder of any Notes from disclosing such information to (i) such holder's trustees, directors, officers, employees, agents and professional consultants, (ii) any other holder of any Notes, (iii) any Person to whom such holder offers to sell such Note or any part thereof which has agreed in writing to be bound by the provisions of this paragraph 11J, (iv) any Person to whom such holder sells or offers to sell a participation in all or any part of such Notes who has agreed in writing to be bound by the provisions of this paragraph 11J, (v) any federal or state regulatory authority having jurisdiction over such holder, (vi) the National Association of Insurance Commissioners or any similar organization or (vii) any other Person to whom such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment in such Note to the extent reasonably required in connection with the exercise of any remedy hereunder.

         11K.    NOTICES

         All written communications provided for hereunder shall be sent by first class mail, if promptly confirmed byfacsimile transmission (to the extent the recipient has provided a facsimile telephone number) and by telephone, or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in Schedule I attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 999 Third Avenue, Suite 2300, Seattle, Washington 98104, or at such other address as the Company shall have specified to the holder of each
Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

Plum Creek Timber Company, L.P.                            Senior Note Agreement




         11L.    DESCRIPTIVE HEADINGS

         The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11M.    SUBSTITUTION OF PURCHASER

         Each Purchaser shall have the right to substitute any one of its affiliates as the purchaser of the Notes which such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such affiliate, shall contain such affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such affiliate of the accuracy with respect to it of the representations set forth in paragraph 9. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this paragraph
11M), such word shall be deemed to refer to such affiliate in lieu of such Purchaser. In the event such affiliate is so substituted as a Purchaser hereunder and such affiliate thereafter transfers to such Purchaser all of the Notes then held by such affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in paragraph 11M), such word shall no longer be deemed to refer to such affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

         11N.    SATISFACTION REQUIREMENT

         If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         11O.    GOVERNING LAW

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BEGOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

         11P.    COUNTERPARTS

         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

Plum Creek Timber Company, L.P.                            Senior Note Agreement




         The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.






                                       PLUM CREEK TIMBER COMPANY, L.P.


                                       By:  Plum Creek Management Company,
                                            L.P., its General Partner



                                       By: /s/ Diane M. Irvine
                                          ----------------------------------
                                               Diane M. Irvine
                                               Its Vice President and Chief
                                               Financial Officer

Plum Creek Timber Company, L.P.                            Senior Note Agreement





                                       NEW YORK LIFE INSURANCE COMPANY



                                       By/s/ Lydia S. Sangree
                                         -----------------------------------
                                         Lydia S. Sangree
                                         Its Investment Vice President

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Plum Creek Timber Company, L.P.                            Senior Note Agreement





                                       THE PRUDENTIAL INSURANCE COMPANY OF
                                          AMERICA



                                       By/s/ Joseph Y. Alouf
                                         -----------------------------------
                                         Joseph Y. Alouf
                                         Its Vice President

Plum Creek Timber Company, L.P.                            Senior Note Agreement





                               TEACHERS INSURANCE AND ANNUITY
                                 ASSOCIATION OF AMERICA



                               By/s/ AB Kyle
                                 ---------------------------------------
                                      Angela Brock-Kyle
                                      Its Associate Director-Private Placements

Plum Creek Timber Company, L.P.                            Senior Note Agreement






                                     CONNECTICUT GENERAL LIFE INSURANCE
                                       COMPANY


                                     By:  CIGNA Investments, Inc.


                                     By/s/ Mary Stewart Law
                                       -------------------------------------
                                            Mary S. Law
                                            Its Vice President

Plum Creek Timber Company, L.P.                            Senior Note Agreement





                                       CIGNA REINSURANCE COMPANY

                                       By:  CIGNA Investments, Inc.


                                       By/s/ Mary Stewart Law
                                         -----------------------------------
                                              Mary S. Law
                                              Its Vice President

Plum Creek Timber Company, L.P.                            Senior Note Agreement






                                         TRANSAMERICA LIFE INSURANCE AND
                                           ANNUITY COMPANY


                                         By/s/ John M. Casparian
                                           ---------------------------------
                                           Its Investment Officer

Plum Creek Timber Company, L.P.                            Senior Note Agreement





                                            TRANSAMERICA OCCIDENTAL LIFE
                                               INSURANCE COMPANY



                                            By /s/ John M. Casparian
                                              -------------------------------
                                               Its Investment Officer

Plum Creek Timber Company, L.P.                            Senior Note Agreement






                                            AMERICAN GENERAL LIFE AND ACCIDENT
                                               INSURANCE COMPANY


                                            THE VARIABLE ANNUITY LIFE INSURANCE
                                               COMPANY


                                            By /s/ Julia S. Tucker
                                              -------------------------------
                                               Name: Julia S. Tucker
                                               Title: Investment Officer

Plum Creek Timber Company, L.P.                            Senior Note Agreement




                                          THE NORTHWESTERN MUTUAL LIFE
                                             INSURANCE COMPANY



                                          By /s/ Richard A. Strait
                                            ------------------------------
                                             Richard A. Strait
                                             Its Vice President

Plum Creek Timber Company, L.P.                            Senior Note Agreement






                                 THE MINNESOTA MUTUAL LIFE INSURANCE
                                    COMPANY

                                 By:  MIMLIC Asset Management Company


                                 By /s/ Kay L. Scow
                                   ---------------------------------------
                                    Its Vice President

Plum Creek Timber Company, L.P.                            Senior Note Agreement





                                         FEDERATED MUTUAL INSURANCE COMPANY

                                         By:  MIMLIC Asset Management Company


                                         By /s/ Marilyn Froelich
                                           -------------------------------------
                                            Its Vice President

Plum Creek Timber Company, L.P.                            Senior Note Agreement






                                   FARM BUREAU LIFE INSURANCE COMPANY
                                     OF MICHIGAN


                                   By:  MIMLIC Asset Management Company


                                   By /s/ Lynne M. Mills
                                     ----------------------------------------
                                      Its Vice President

Plum Creek Timber Company, L.P.                            Senior Note Agreement






                                         FB ANNUITY COMPANY

                                         By:  MIMLIC Asset Management Company

                                         By /s/ Guy de Lambert
                                           ------------------------------------
                                            Its Vice President

Plum Creek Timber Company, L.P.                            Senior Note Agreement






                                          ALLSTATE LIFE INSURANCE COMPANY


                                          By /s/ Patricia W. Wilson
                                            ---------------------------------
                                          Name: Patricia W. Wilson
                                          Its: Ass't. Vice President


                                          By /s/ Steven M. Laude
                                            ---------------------------------
                                          Name: Steven M. Laude
                                          Its: Authorized Signatory

                                                   Authorized Signatories

Plum Creek Timber Company, L.P.                            Senior Note Agreement






                                          THE MUTUAL LIFE INSURANCE COMPANY OF
                                             NEW YORK



                                          By /s/ William D. Goodwin
                                            ------------------------------------
                                             William D. Goodwin
                                             Its Senior Managing Director

Plum Creek Timber Company, L.P.                            Senior Note Agreement






                                     THE EQUITABLE LIFE ASSURANCE SOCIETY
                                       OF THE UNITED STATES


                                     By /s/ Beatriz M. Cuervo
                                     ---------------------------------------
                                     Beatriz M. Cuervo
                                     Its Investment Officer

Plum Creek Timber Company, L.P.                            Senior Note Agreement






                                               THE EQUITABLE OF COLORADO, INC.


                                               By /s/ Beatriz M. Cuervo
                                                 -------------------------------
                                                  Beatriz M. Cuervo
                                                  Its Investment Officer

Plum Creek Timber Company, L.P.                            Senior Note Agreement





                                     PROVIDENT LIFE AND ACCIDENT INSURANCE
                                        COMPANY


                                     By /s/ James T. Rogers
                                       --------------------------------------
                                        Its Vice President

Plum Creek Timber Company, L.P.                            Senior Note Agreement






                                            AMERICAN ENTERPRISE LIFE INSURANCE
                                              COMPANY


                                            By /s/ Lorraine R. Hart
                                               --------------------------------
                                               Lorraine R. Hart
                                               Its Vice President, Investments

Plum Creek Timber Company, L.P.                            Senior Note Agreement






                                            IDS LIFE INSURANCE COMPANY


                                            By /s/ Lorraine R. Hart
                                               --------------------------------
                                               Lorraine R. Hart
                                               Its Vice President, Investments

Plum Creek Timber Company, L.P.                            Senior Note Agreement





                                            AMERICAN CENTURION LIFE ASSURANCE
                                              COMPANY


                                            By /s/ David M. Kuplic
                                               --------------------------------
                                               David M. Kuplic
                                               Its Vice President - Investments

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Plum Creek Timber Company, L.P.                            Senior Note Agreement





                                            NATIONWIDE LIFE INSURANCE COMPANY


                                            By /s/ Michael D. Groseclose
                                              --------------------------------
                                               Michael D. Groseclose
                                               Its Associate Vice President
                                               Corporate Fixed-Income Securities

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Plum Creek Timber Company, L.P.                            Senior Note Agreement






                               PROVIDIAN LIFE AND HEALTH INSURANCE
                                  COMPANY


                               By /s/ Jon L. Skaggs
                                 --------------------------------------
                                  Its Second Vice President - Investments

Plum Creek Timber Company, L.P.                            Senior Note Agreement






                                             THE UNION CENTRAL LIFE INSURANCE
                                                COMPANY


                                             By /s/ Joseph A. Tucker III
                                               ---------------------------------
                                                Joseph A. Tucker III
                                                Its Assistant Treasurer

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Plum Creek Timber Company, L.P.                            Senior Note Agreement







                                    RGA REINSURANCE COMPANY

                                    By:  Guarantee Life Insurance Company,
                                         Agent


                                    By /s/ Robert M. Jergovic
                                      ---------------------------------------
                                       Robert M. Jergovic, CFA
                                       Its Vice President-Private Placements

Plum Creek Timber Company, L.P.                            Senior Note Agreement




                                      GUARANTEE LIFE INSURANCE COMPANY


                                      By /s/ Robert M. Jergovic
                                       ---------------------------------------
                                         Robert M. Jergovic, CFA
                                         Its Vice President-Private Placements

Plum Creek Timber Company, L.P.                            Senior Note Agreement






                                    AMERITAS LIFE INSURANCE CORP.
                                       by Ameritas Investment Advisors, Inc. as
                                       Agent


                                    By /s/ Patrick J. Henry
                                      ---------------------------------------
                                       Patrick J. Henry
                                       Its Vice President - Fixed Income
                                       Securities

Plum Creek Timber Company, L.P.                            Senior Note Agreement






                               WOODMEN ACCIDENT AND LIFE COMPANY


                               By /s/ A.M. McCray
                                 -----------------------------------
                                  Its Vice President and Asst. Treasurer

                                   Schedule I

NAME AND ADDRESS                           PRINCIPAL AMOUNT OF
 OF PURCHASERS                            NOTES TO BE PURCHASED
New York Life Insurance             SERIES A            Series B           Series C         Series D
  Company                          $6,000,000             -0-            $14,000,000          -0-
51 Madison Avenue
New York, New York  10010
Attention:  Investment Department,
  Private Finance Group, Room 206
Telefacsimile:  (212) 447-4122

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as (i) in the case of the Series A Notes, "Plum Creek Timber Company, L.P., 7.74% Senior Notes, Series A due 2006, PPN: 729237 A# 4 and principal, premium or interest," and (ii) in the case of the Series C Notes, "Plum Creek Timber Company, L.P., 7.97% Senior Notes, Series C due 2011, PPN: 729237 B@ 5 and principal, premium or interest") to:

    Morgan Guaranty Trust Company of New York
    New York, New York  10015
    ABA #021-000-238
    for the account of:  New York Life Insurance Company
    General Account Number 810-00-000


Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed:

    New York Life Insurance Company
    51 Madison Avenue
    New York, New York  10010-1603
    Attention:  Treasury Department, Securities Income Section, Room 209
    Telefacsimile:  (212) 447-4160


                                   SCHEDULE I
                           (to Senior Note Agreement)

All other notices and communications to be addressed as first provided above, with a copy of any notices regarding defaults or Events of Default under this operative document to:

New York Life Insurance Company
51 Madison Avenue
New York, New York  10010
Office of General Counsel
Investment Section, Room 1104
Telefacsimile:  (212) 576-8340

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-5582869

NAME AND ADDRESS                                            PRINCIPAL AMOUNT OF
 OF PURCHASERS                                             NOTES TO BE PURCHASED
The Prudential Insurance            SERIES A          Series B          Series C         Series D
  Company of America                $10,000,000      $2,500,000        $2,000,000       $5,500,000
c/o Prudential Capital Group - Corporates
Four Embarcadero Center
Suite 2700
San Francisco, California  94111
Attention:  Managing Director

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

    Account No. 890-0304-391
    The Bank of New York
    New York, New York
    (ABA No.:  021-000-018)

Each such wire transfer shall set forth (a) the name of the Company, (b) the due date and application (as among principal, interest and Yield-Maintenance Premium) of the payment being made and (c) a reference to (i) in the case of the Series A Notes, "7.74% Notes due November 13, 2006, PPN #729237\A", (ii) in the case of the Series B Notes, "7.87% Notes due November 13, 2008, PPN #729237\B",
(iii) in the case of the Series C Notes, "7.97% Notes due November 13, 2011, PPN #729237\C" and (iv) in the case of the Series D Notes, "8.05% Notes due November 13, 2016, PPN #729237\D".

Address for all notices relating to payments:

    The Prudential Insurance Company of America
    c/o Prudential Capital Group
    Gateway Center Three
    100 Mulberry Street
    Newark, New Jersey  07102

    Attention:  Manager, Investment Operations Group
    Telephone:  (201) 802-5260
    Telefacsimile:  (201) 802-8055

Address for all other communications and notices:

    The Prudential Insurance Company of America
    c/o Prudential Capital Group - Corporates
    Four Embarcadero Center
    Suite 2700
    San Francisco, California  94111

    Attention:  Managing Director
    Telefacsimile:  (415) 296-5661

Recipient of telephonic prepayment notices:

    Manager, Investment Structure and Pricing
    Telephone:  (201) 802-6660
    Telefacsimile:  (201) 802-9425


Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  22-1211670

NAME AND ADDRESS                                              PRINCIPAL AMOUNT OF
 OF PURCHASERS                                               NOTES TO BE PURCHASED
TEACHERS INSURANCE AND                SERIES A             Series B         Series C           Series D
  ANNUITY ASSOCIATION OF                 -0-                 -0-           $20,000,000            -0-
  AMERICA         (Two Notes:  Each
730 Third Avenue           $10,000,000)
New York, New York  10017-3263

Payments

All payments on or in respect of the Series C Notes shall be made in immediately available funds at the opening of business on the due date by electronic funds transfer through the Automated Clearing House System (identifying each payment as "Plum Creek Timber Company, L.P., 7.97% Senior Notes, Series C, due November 13, 2011, PPN: 729237 B@ 5, principal or interest") to:

    For Note R-C-3 ($10,000,000):

        Chase Manhattan Bank
        ABA No. 021000021
        New York, New York
        Account of: Teachers Insurance and Annuity Association of America Account Number 910-2-766475
        On order of:  Plum Creek Timber Company, L.P.

    For Note R-C-4 ($10,000,000):

        Citibank, N.A.
        ABA No. 021000089
        New York, New York
        Account of: Teachers Insurance and Annuity Association of America Account Number 4057-8501
        On order of:  Plum Creek Timber Company, L.P.

Notices

Contemporaneous with the above electronic funds transfer advice setting forth:
(1) the full name, private placement number, interest rate and maturity date of the Series C Notes; (2) allocation of payment between principal, interest, Yield-Maintenance Premium and any special payment; and (3) the name and address of the bank from which such electronic funds transfer was sent, shall be delivered, mailed or faxed to:

    Teachers Insurance and Annuity Association of America
    730 Third Avenue
    New York, NY  10017
    Attention:  Securities Accounting Division
    Telephone:  (212) 916-4188
    Telefacsimile:  (212) 916-6955

All other notices and communications to be addressed as first provided above, except directed to:

    Attention:      Securities Division, Private Placements
    Telephone:      (212) 916-5724 (Angela Brock-Kyle) or
                    (212) 490-9000 (general number)
    Telefacsimile:  (212) 916-6901

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-1624203

NAME AND ADDRESS                                           PRINCIPAL AMOUNT OF
 OF PURCHASERS                                            NOTES TO BE PURCHASED

Connecticut General Life            SERIES A            Series B            Series C             Series D
  Insurance Company                $5,000,000             -0-              $3,000,000           $7,700,000
900 Cottage Grove Road             (TWO NOTES:                                                 (TWO NOTES:
Hartford, Connecticut  06152-2307  $3,000,000                                                 $3,988,141.21
ATTENTION:  Private Securities     $2,000,000)                                                $3,711,858.79)
  Division - S-307
FAX:  203-726-7203

Payments

All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

    Chase Manhattan Bank, N.A.
    Chase NYC/CTR/
    BNF=CIGNA Private Placements/AC=9009001802
    ABA #021000021
    OBI=[name of company; description of security; interest rate; maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made); contact name and phone.]

Address for Notices Related to Payments:

    CIG & Co.
    c/o CIGNA Investments, Inc.
    Attention:  Securities Processing S-309
    900 Cottage Grove Road
    Hartford, Connecticut  06152-2209

    with a copy to:

    Chase Manhattan Bank, N.A.
    Private Placement Servicing
    P. O. Box 1508
    Bowling Green Station
    New York, New York  10081
    Attention:  CIGNA Private Placements
    Fax:  212-552-3107/1005

Address for All Other Notices:

    CIG & Co.
    Attention:  Private Securities Division - S-307
    900 Cottage Grove Road
    Hartford, Connecticut  06152-2307
    Fax:  860-726-7203

Name of Nominee in which Notes are to be issued:  CIG & Co.

Taxpayer I.D. Number for CIG & Co.:  13-3574027

NAME AND ADDRESS                                               PRINCIPAL AMOUNT OF
 OF PURCHASERS                                                NOTES TO BE PURCHASED
                                   SERIES A             Series B            Series C            Series D
CIGNA Reinsurance Company            -0-                  -0-              $2,300,000              -0-
c/o CIGNA Investments, Inc.
900 Cottage Grove Road
Hartford, Connecticut  06152-2307
Attention:  Private Securities Division  - S-307
Fax:  203-726-7203

Payments

All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

    Chase Manhattan Bank, N.A.
    Chase NYC/CTR/
    BNF=CIGNA Private Placements/AC=9009001802
    ABA #021000021
    OBI=[name of company; description of security; interest rate; maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made); contact name and phone.]

Address for Notices Related to Payments:

    CIG & Co.
    c/o CIGNA Investments, Inc.
    Attention:  Securities Processing S-309
    900 Cottage Grove Road
    Hartford, Connecticut  06152-2309

    with a copy to:

    Chase Manhattan Bank, N.A.
    Private Placement Servicing
    P. O. Box 1508
    Bowling Green Station
    New York, New York  10081
    Attention:  CIGNA Private Placements
    Fax:  212-552-3107/1005

Address for All Other Notices:

    CIG & Co.
    c/o CIGNA Investments, Inc.
    Attention:  Private Securities Division - S-307
    900 Cottage Grove Road
    Hartford, Connecticut  06152-2307
    Fax:  860-726-7203



Name of Nominee in which Notes are to be issued: CIG & Co.

Taxpayer I.D. Number for CIG & Co.:  13-3574027

NAME AND ADDRESS                                  PRINCIPAL AMOUNT OF
 OF PURCHASERS                                   NOTES TO BE PURCHASED
Transamerica Life Insurance           SERIES A           Series B          Series C           Series D
  and Annuity Company                   -0-             $2,500,000           -0-             $3,200,000
c/o Transamerica Investment Services
1150 South Olive Street, Suite 2700
Los Angeles, California  90015
Attention:  John Casparian

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as (i) in the case of the Series B Notes, "Plum Creek Timber Company, L.P., 7.87% Senior Notes, Series B due 2008, PPN: 729237 B* 7 and principal or interest", and (ii) in the case of the Series D Notes, "Plum Creek Timber Company, L.P., 8.05% Senior Notes, Series D due 2016, PPN: 729237 B# 3 and principal or interest") to:

    For Series B Note ($2,500,000):

    Federal Reserve Bank of Boston
    Boston Safe Deposit & Trust
    Boston, Massachusetts
    ABA 011-001-234
    DDA:  12-526-1
    FFC: Cost Center 1253
    Re:  Mellon Securities
    Ref:  Transamerica Life Insurance and Annuity Company (FLEX)
    Account # TRAF 1506102
    Ref:  PPN and Description

For Series D Note ($3,200,000):

    Federal Reserve Bank of Boston
    Boston Safe Deposit & Trust
    Boston, Massachusetts
    ABA 011-001-234
    DDA:  12-526-1
    FFC:  Cost Center 1253
    Re:  Mellon Securities
    Ref:  Transamerica Life Insurance and Annuity Company (SS)
    Account # TRAF 1506502
    Ref:  PPN and Description

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment and all account statements, to:

    Transamerica Life Companies
    P. O. Box 2101 - Securities Accounting
    Los Angeles, California  90051-0101

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  95-6140222

NAME AND ADDRESS                                     PRINCIPAL AMOUNT OF
 OF PURCHASERS                                      NOTES TO BE PURCHASED
Transamerica Occidental Life        SERIES A            Series B           Series C         Series D
  Insurance Company                   -0-                 -0-             $12,300,000          -0-
c/o Transamerica Investment Services
1150 South Olive Street, Suite 2700
Los Angeles, California  90015
Attention:  John Casparian

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P. 7.97% Senior Notes, Series C due 2011, PPN: 729237 B@ 5 and principal or interest") to:

    Federal Reserve Bank of Boston
    Boston Safe Deposit & Trust
    Boston, Massachusetts
    ABA 011-001-234
    Acct#:  12-526-1
    FFC:    Cost Center 1253
            Transamerica Occidental Life Insurance Company
            Account Segment:  UNI
            Account No. TRAF 1505102
            Ref:  PPN and Description

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment and all account statements, to:

    Transamerica Life Companies
    P. O. Box 2101 - Securities Accounting
    Los Angeles, California  90051-0101

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  95-1060502

NAME AND ADDRESS                                             PRINCIPAL AMOUNT OF
 OF PURCHASERS                                              NOTES TO BE PURCHASED
THE VARIABLE ANNUITY LIFE            Series A            Series B            Series C             Series D
  INSURANCE COMPANY                 $10,000,000             -0-                -0-                   -0-
c/o American General Corporation
2929 Allen Parkway
Houston, Texas  77019-2155

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.74% Senior Notes, Series A due 2006, PPN: 729237 A# 4 and principal, interest or premium") to:

    State Street Bank and Trust Company
    ABA #011000028
    Boston, Massachusetts  02101
    Re:  The Variable Annuity Life Insurance Company
    AC-0125-821-9
    OBI=PPN Number and description of payment
    Fund Number PA 54

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

    The Variable Annuity Life Insurance Company and PA 54
    c/o State Street Bank and Trust Company
    Insurance Services Custody (AH2)
    1776 Heritage Drive
    North Quincy, MA  02171
    Telefacsimile:  (617) 985-4923

Duplicate payment notices and all other correspondences to:

    The Variable Annuity Life Insurance Company
    c/o American General Corporation
    P. O. Box 3247
    Houston, Texas  77253-3247
    Attention:  Investment Research Department, A37-01
    Telefacsimile:  (713) 831-1366

    Overnight Mailing Address:

    2929 Allen Parkway
    Houston, Texas  77019-2155
    Telefacsimile:  (713) 831-1366

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  74-1625348

NAME AND ADDRESS                                            PRINCIPAL AMOUNT OF
 OF PURCHASERS                                             NOTES TO BE PURCHASED
AMERICAN GENERAL LIFE AND           Series A            Series B            Series C             Series D
  ACCIDENT INSURANCE COMPANY           -0-             $5,000,000             -0-                   -0-
c/o American General Corporation
2929 Allen Parkway, Suite 3701
Houston, Texas  77019-2155

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.87% Senior Notes, Series B due 2008, PPN: 729237 B* 7 and principal, interest or premium") to:

    ABA #011000028
    State Street Bank and Trust Company
    Boston, Massachusetts  02101
    Re:  American General Life and Accident Insurance Company
    AC-0125-934-0
    OBI=PPN Number and description of payment
    Fund Number PA 10

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

    American General Life and Accident Insurance Company and PA 10 c/o State Street Bank and Trust Company
    Insurance Services Custody (AH2)
    1776 Heritage Drive
    North Quincy, MA  02171
    Telefacsimile:  (617) 985-4923

Duplicate payment notices and all other correspondences:

    American General Life and Accident Insurance Company
    c/o American General Corporation
    P.O. Box 3247
    Houston, Texas  77253-3247
    Attention Investment Research Department, A37-01
    Telefacsimile:  (713) 831-1366

    Overnight Mail Address:

    2929 Allen Parkway
    Houston, Texas  77019-2155
    Telefacsimile:  (713) 831-1366
Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  62-0306330

NAME AND ADDRESS                                           PRINCIPAL AMOUNT OF
 OF PURCHASERS                                            NOTES TO BE PURCHASED
THE NORTHWESTERN MUTUAL             Series A            Series B            Series C             Series D
  LIFE INSURANCE COMPANY               -0-             $5,000,000         $10,000,000               -0-
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Attention:  Securities Department
Telefacsimile:  (414) 299-7124

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as (i) in the case of the Series B Notes, "Plum Creek Timber Company, L.P., 7.87% Senior Notes, Series B due 2008, PPN: 729237 B* 7 and principal or interest," and (ii) in the case of the Series C Notes, "Plum Creek Timber Company, L.P., 7.97% Senior Notes, Senior C due 2011, PPN: 729237 B@ 5 and principal and interest") to:

    Bankers Trust Company (ABA #0210-01033)
    16 Wall Street
    Insurance Unit, 4th Floor
    New York, New York  10005

    for credit to: The Northwestern Mutual Life Insurance Company Account Number 00-000-027


Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed,

Attention:  Treasurers Department/Securities Operations.

Telefacsimile:  (414) 299-5714

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  39-0509570

NAME AND ADDRESS                                          PRINCIPAL AMOUNT OF
 OF PURCHASERS                                           NOTES TO BE PURCHASED
THE MINNESOTA MUTUAL LIFE           Series A            Series B            Series C             Series D
  INSURANCE COMPANY                $7,500,000              -0-                 -0-                  -0-
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  MIMLIC Asset Management Company
Telefacsimile:  (612) 223-5959

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.74% Senior Notes, Series A due 2006 PPN: 729237 A# 4 and principal or interest") to:

    First Bank National Association
    Minneapolis, Minnesota
    ABA #091000022
    BNF The Minnesota Mutual Life Insurance Company
    Account Number 1801-10-00600-4
    (with sufficient information to identify the source and application of such funds).

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-0417830

NAME AND ADDRESS                                            PRINCIPAL AMOUNT OF
 OF PURCHASERS                                             NOTES TO BE PURCHASED
FEDERATED MUTUAL INSURANCE            Series A             Series B           Series C             Series D
  COMPANY                           $2,500,000                -0-               -0-                   -0-
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.74% Senior Notes, Series A due 2006, PPN: 729237 A# 4 and principal or interest") to:

    Norwest Bank, Minnesota
    Minneapolis, Minnesota
    ABA #091-000-019

    For Credit to:  Trust Department
                    Account Number:  0840245

    For further credit to:  Federated Mutual Insurance Company
                            Account Number:  12364600
                            Attention:  Jim Kosse

    Also, please reference sufficient information to identify the source and application of such funds.

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-0417460

NAME AND ADDRESS                                           PRINCIPAL AMOUNT OF
 OF PURCHASERS                                            NOTES TO BE PURCHASED
FARM BUREAU LIFE INSURANCE           Series A            Series B            Series C             Series D
  COMPANY OF MICHIGAN               $1,250,000             -0-                  -0-                 -0-
c/o MIMLIC Asset Management
  Company
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.74% Senior Notes, Series A due 2006, PPN: 729237 A# 4 and principal or interest") to:

    Comerica Bank
    Detroit, Michigan
    ABA #072-000-096

    For credit to: Trust Operation -- Fixed Income
                   Unit Cost Center 98530
                   Account Number 21585-98530

    For further credit to:  Farm Bureau Life Insurance Company of Michigan
                            Account Number:  84-550

    Also, please reference sufficient information to identify the source and application of such funds.

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  38-6053670

NAME AND ADDRESS                                      PRINCIPAL AMOUNT OF
 OF PURCHASERS                                        NOTES TO BE PURCHASED
FB ANNUITY COMPANY                  Series A            Series B             Series C            Series D
  c/o MIMLIC Asset Management      $1,250,000             -0-                  -0-                 -0-
  Company
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.74% Senior Notes, Series A due 2006, PPN: 729237 A# 4 and principal or interest") to:

    Comerica Bank
    Detroit, Michigan
    ABA #072-000-096

    For credit to: Trust Operation -- Fixed Income
                   Unit Cost Center 98530
                   Account Number:  21585-98530

    For further credit to:  FB Annuity Company
                            Account Number:  84-553

    Also, please reference sufficient information to identify the source and application of such funds.

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  38-2315027

NAME AND ADDRESS                                         PRINCIPAL AMOUNT OF
 OF PURCHASERS                                          NOTES TO BE PURCHASED
ALLSTATE LIFE INSURANCE             Series A            Series B            Series C             Series D
  COMPANY                         $10,000,000             -0-                  -0-                  -0-
3075 Sanders Road, Ste G3A                  (TWO NOTES:
Northbrook, Illinois  60062-7127             $6,000,000 AND
Attention:  Private Placements               $4,000,000)
  Department
Telephone:  (847) 402-4394
Telefacsimile:  (847) 402-3092

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds (identifying each payment with name of the Issuer (and the Credit, if any), the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium) in the exact format as follows:

    BBK =    Harris Trust and Savings Bank
             ABA #071000288
    BNF =    Allstate Life Insurance Company
             Collection Account #168-117-0
    ORG =    Plum Creek Timber Company, L.P.
    OBI  =   DPP (PPN) - 729237 A# 4
             Payment Due Date (MM/DD/YY)---
             P ______ (enter "P" and the amount of principal being remitted, for example, P5000000.00) --
             I ______ (enter "I" and the amount of interest being remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of such wire transfer, to be sent to:

    Allstate Insurance Company
    Investment Operations--Private Placements
    3075 Sanders Road, STE G4A
    Northbrook, Illinois  60062-7127
    Telephone:  (847) 402-8709
    Telefacsimile:  (847) 402-7331

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  36-2554642

NAME AND ADDRESS                                          PRINCIPAL AMOUNT OF
 OF PURCHASERS                                           NOTES TO BE PURCHASED
THE MUTUAL LIFE INSURANCE           Series A            Series B            Series C             Series D
  COMPANY OF NEW YORK                 -0-                -0-              $10,000,000               -0-
1740 Broadway
New York, New York  10019
Attention:  MONY Capital Management Unit
Telefacsimile:  (212) 708-2491

Payments

All payments on or in respect of the $10,000,000 Note issued in the name of The Mutual Life Insurance Company of New York to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.97% Senior Notes, Series C due 2011, PPN: 729237 B@ 5 and principal or interest") to:

    Chase Manhattan Bank ABA #021000021
    for credit to: The Mutual Life Insurance Company of New York, Security Remittance Account Number 321-023803

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

    Glenpointe Marketing & Operations Center--MONY
    Glenpointe Center West, 500 Frank W. Burr Blvd.
    Teaneck, New Jersey  07666-6888
    Attention:  Securities Custody
    Telefacsimile:  (201) 907-6979

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-1632487

NAME AND ADDRESS                                                  PRINCIPAL AMOUNT OF
 OF PURCHASERS                                                   NOTES TO BE PURCHASED
THE EQUITABLE LIFE ASSURANCE                Series A             Series B          Series C         Series D
  SOCIETY OF THE UNITED STATES                -0-               $5,750,000            -0-              -0-
c/o Alliance Capital Management, L.P.
1345 Avenue of the Americas, 37th Floor
New York, New York  10105

Payments

All payments on account of the Notes shall be made by bank wire transfer of immediately available funds to:

    The Chase Manhattan Bank, N.A.
    110 West 52nd Street
    New York, New York  10019
    ABA # 021-00002-1

    Account of: The Equitable Life Assurance Society of the United States Account Number: 037-2-409417
    On Order of:  "Plum Creek Timber Company, L.P., 7.87% Senior Notes, Series B
                  due 2008"
    PPN:  729237 B* 7

Contemporaneous with the above wire transfer, advice setting forth:

       (a)    the full name, interest rate and maturity date of the Notes;

       (b)    allocation and payment between principal and any special payment;
              and

       (c) name and address of Bank (or Trustee) from which wire transfer was sent

              Shall be delivered to:
              The Equitable Life Assurance Society of the United States c/o Alliance Capital Management, L.P.
              135 West 50th Street - 5th Floor
              New York, NY  10020
              Attention:  Treasury Services

Notices

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

    The Equitable Life Assurance Society of the United States
    c/o Alliance Capital Management, L.P.
    135 West 50th Street, 5th Floor
    New York, New York  10020
    Attention:  Treasury Services

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, as well as notices of unscheduled prepayments shall be delivered or mailed to:

    The Equitable Life Assurance Society of the United States
    c/o Alliance Capital Management, L.P.
    1345 Avenue of the Americas
    New York, NY  10105
    Attention:  Fixed Income Credit
                Research Division - 37th Floor
                Beatriz M. Cuervo
                (212) 969-1477 - TEL
                (212) 969-1466 - FAX

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-5570651

NAME AND ADDRESS                                            PRINCIPAL AMOUNT OF
 OF PURCHASERS                                             NOTES TO BE PURCHASED
THE EQUITABLE OF COLORADO, INC.                    Series A        Series B         Series C       Series D
c/o Alliance Capital Management, L.P.                -0-          $3,000,000          -0-             -0-
1345 Avenue of the Americas, 37th Floor
New York, New York  10105

Payments

All payments on account of the Notes shall be made by bank wire transfer of immediately available funds to:

    The Chase Manhattan Bank, N.A.
    110 West 52nd Street
    New York, New York  10019
    ABA #021-00002-1
    Account of:  The Equitable of Colorado, Inc.
    Account Number:  037-2-406389
    On Order of:  "Plum Creek Timber Company, L.P., 7.87% Senior Notes, Series B
                  due 2008"
    PPN:  729237 B* 7

Notices

Contemporaneous with the above wire transfer, advice setting forth:

       (a)    the full name, interest rate and maturity date of the Notes;

       (b)    allocation and payment between principal and any special payment;
              and

       (c) name and address of Bank (or Trustee) from which wire transfer was sent

              Shall be delivered to:
              The Equitable of Colorado, Inc.
              c/o Alliance Capital Management, L.P.
              135 West 50th Street - 5th Floor
              New York, NY  10020
              Attention:  Treasury Services

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

    The Equitable of Colorado, Inc.
    c/o Alliance Capital Management, L.P.
    135 West 50th Street, 5th Floor
    New York, New York  10020
    Attention:  Treasury Services

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, as well as notices of unscheduled prepayments shall be delivered or mailed to:

    The Equitable of Colorado, Inc.
    c/o Alliance Capital Management, L.P.
    1345 Avenue of the Americas
    New York, NY  10105
    Attention:  Fixed Income Credit
                Research Division - 37th Floor
                Beatriz M. Cuervo
                (212) 969-1477 - TEL
                (212) 969-1466 - FAX

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-319-8083

NAME AND ADDRESS                                                PRINCIPAL AMOUNT OF
 OF PURCHASERS                                                 NOTES TO BE PURCHASED
PROVIDENT LIFE AND ACCIDENT                 SERIES A          SERIES B          SERIES C         SERIES D
  INSURANCE COMPANY                           -0-               -0-               -0-           $8,600,000
One Fountain Square, 6th Floor
Chattanooga, Tennessee  37402
Attention:  Private Placements/Investment Department
Telefacsimile:  (615) 755-3351
Confirmation:  (615) 755-1365

All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

    CUDD & CO.
    c/o The Chase Manhattan Bank, N.A.
    New York, New York
    ABA No. 021 000 021
    SSG Private Income Processing
    A/C #900-9-000200
    Custodial Account No. G06706

    Please reference:  Issuer (Plum Creek Timber Company,
      L.P.), 8.05% Senior Notes, Series D due 2016), PPN (3 B# 3) P=$ I=$

Address for all communications with respect to payments and for all other communications to:

    Provident Companies, Inc.
    Private Placements/Investment Department
    One Fountain Square
    Chattanooga, Tennessee  37402
    Telephone:  (423) 755-1365
    Telefacsimile:  (423) 755-3351

Name of Nominee in which Notes are to be issued:  CUDD & CO.

Taxpayer Identification Number:  13-6022143

NAME AND ADDRESS                                                 PRINCIPAL AMOUNT OF
 OF PURCHASERS                                                  NOTES TO BE PURCHASED
AMERICAN ENTERPRISE LIFE                    SERIES A          SERIES B          SERIES C         SERIES D
  INSURANCE COMPANY                        $4,750,000           -0-               -0-               -0-
c/o American Express Financial
  Corporation
3000 IDS Tower--10
Minneapolis, Minnesota  55440
Attention:  Director, Senior Securities Research

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.74% Senior Notes, Series A, due 2006 PPN: 729237 A# 4 and principal or interest") to:

    Norwest Bank Minneapolis, N.A. (ABA #091-000-019)
    6th and Marquette Avenue
    Minneapolis, Minnesota  55480

    for credit to:  American Express Trust Co.
    Account # 0-38-500
    for the benefit of:  WRAP TWO & Co.

Notices

All notices of payments on or in respect of the Notes and written confirmation of each such payment to:

    WRAP TWO & Co.
    c/o American Express Trust Co.
    P. O. Box 1450 NW--9744
    Minneapolis, Minnesota  55485

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: WRAP TWO & Co.

Taxpayer I.D. Number:  94-2786905

NAME AND ADDRESS                              PRINCIPAL AMOUNT OF
 OF PURCHASERS                               NOTES TO BE PURCHASED
                                 SERIES A          SERIES B         SERIES C          SERIES D
IDS LIFE INSURANCE COMPANY      $1,000,000           -0-              -0-                -0-
c/o American Express Financial
  Corporation
3000 IDS Tower--10
Minneapolis, Minnesota  55440
Attention:  Director - Senior Securities Research

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.74% Senior Notes, Series A, due 2006 PPN: 729237 A# 4 and principal or interest") to:

     Norwest Bank Minneapolis, N.A. (ABA #091 000 019)
     6th and Marquette Avenue
     Minneapolis, Minnesota  55480

     for credit to:  American Express Trust Co.
     Account Number 00-38-500
     for the benefit of:  WRAP TWO & Co.

Notices

All notices of payment, on or in respect of the Notes and written confirmation of each such payment to:

     WRAP TWO & Co.
     c/o American Express Trust Co.
     P.O. Box 1450 NW-9744
     Minneapolis, Minnesota  55485

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: WRAP TWO & Co.

Taxpayer I.D. Number:  41-0823832

NAME AND ADDRESS                               PRINCIPAL AMOUNT OF
 OF PURCHASERS                                NOTES TO BE PURCHASED
                              SERIES A          SERIES B         SERIES C          SERIES D
AMERICAN CENTURION LIFE       $500,000             -0-             -0-                -0-
 ASSURANCE COMPANY
c/o American Express Financial Corporation
3000 IDS Tower--10
Minneapolis, Minnesota  55440
Attention:  Director--Senior Securities Research, Research Department

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.74% Senior Notes, Series A, due 2006 PPN: 729237 A# 4 and principal or interest") to:

     Chase NYC/Cust/American Centurion Life Assurance Company
     ABA #021-000-021
     Account GO5342

Notices

All notices of payments on or in respect of the Notes and written confirmation of each such payment to:

     Chase Manhattan Bank
     Worldwide Insurance Securities Service
     One Chase Manhattan Plaza, Floor 3B
     New York, New York  10081
     Attn:  3CMC-6th Floor

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  CUDD & Co.

Taxpayer I.D. Number 13-6022143

NAME AND ADDRESS                                 PRINCIPAL AMOUNT OF
 OF PURCHASERS                                 NOTES TO BE PURCHASED
Nationwide Life Insurance           SERIES A         SERIES B          SERIES C         SERIES D
  Company                          $6,000,000          -0-                -0-              -0-
One Nationwide Plaza
Columbus, Ohio  43215-2220

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.74% Senior Notes, Series A due 2006, PPN: 729237 A# 4 and principal or interest") to:

     The Bank of New York
     ABA #021-000-018
     BNF:  IOC566
     F/A/O Nationwide Life Insurance Company
     Attention:  P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

     Nationwide Life Insurance Company
     c/o The Bank of New York
     P. O. Box 19266
     Newark, New Jersey  07195
     Attention:  P&I Department

     With a copy to:

     Nationwide Life Insurance Company
     One Nationwide Plaza (1-32-05)
     Columbus, Ohio  43215-2220
     Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed:

     Nationwide Life Insurance Company
     One Nationwide Plaza (1-33-07)
     Columbus, Ohio  43215-2220
     Attention:  Corporate Fixed-Income Securities

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4156830

NAME AND ADDRESS                                        PRINCIPAL AMOUNT OF
 OF PURCHASERS                                         NOTES TO BE PURCHASED
Providian Life and Health           SERIES A         SERIES B          SERIES C         SERIES D
  Insurance Company                 $5,000,000         -0-               -0-              -0-
c/o Providian Capital Management
400 West Market Street
P.O. Box 32830
Louisville, Kentucky  40202
Attention:  Securities Department, 10th Floor
Telefacsimile:  (502) 560-2030

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.74% Senior Notes, Series A due 2006, PPN: 729237 A# 4 and principal or interest") to:

     Bankers - NYC
     ABA No. 021-001-033
     Account No. 99-911-145

     for further credit to: Providian Life & Health Insurance Company Account No. 099159

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the bond or note; (2) allocation of payment between principal and interest; and (3) name and address of bank from which wire transfer was sent, should be mailed to:

     Attention:  Securities Processing - 11th Floor
     Providian Life and Health Insurance Company
     c/o Providian Capital Management
     400 West Market Street
     Louisville, Kentucky  40202

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  KINSAT

Taxpayer I.D. Number for Providian Life & Health Insurance Company:  43-0378030

Taxpayer I.D. Number for KINSAT:  13-2839318

NAME AND ADDRESS                                PRINCIPAL AMOUNT OF
 OF PURCHASERS                                 NOTES TO BE PURCHASED

The Union Central Life                SERIES A    SERIES B   SERIES C   SERIES D
  Insurance Company                   $3,000,000     -0-        -0-        -0-
c/o Carillon Advisors Inc.
1876 Waycross Road
Cincinnati, Ohio  45240
Attention:  Mr. Gary Rodmaker
Telefacsimile:  (513) 595-2843

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.74% Senior Notes, Series A due 2006, PPN: 729237 A# 4 and principal or interest") to:

     Hare BNF/IOC 566
     New York, New York
     ABA #021-000-018

     for credit to:  The Union Central Life Insurance Company
     Account # 367614
     Attention:  P&I Department
     Subject:  Plum Creek 7.74% Senior Notes, Series A due 2006

Notices

All notices with respect to payment shall be addressed to:

     The Union Central Life Insurance Company
     Post Office Box 179
     Cincinnati, Ohio  45201
     Attention:  Treasury Department
     Telefacsimile:  (513) 595-2843

All notices with respect to all other communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  Hare & Co.

Taxpayer I.D. Number for Union Central Life:  31-0472910

Taxpayer I.D. Number for Hare & Co.:  13-6062916

NAME AND ADDRESS                                 PRINCIPAL AMOUNT OF
 OF PURCHASERS                                  NOTES TO BE PURCHASED

RGA Reinsurance Company                SERIES A   SERIES B   SERIES C   SERIES D
(GUARANTY LIFE INSURANCE COMPANY,        -0-        -0-      $980,000      -0-
as agent)
660 Major Ridge Center Drive
St. Louis, Missouri  63141-8557
Attention:  Carl Greiner
Telefacsimile:  (314) 453-7464

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.97% Senior Notes, Series C due 2011, PPN: 729237 B@ 5 and principal or interest") to:

     State Street Bank and Trust Company
     ABA #0100 0002 8
     DTC #997
     State Street Portfolio #:  EQ3I
     DDA #2894 614 3
     Contact Person:  Mark Kelly (617) 985-6444

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  43-1235868

NAME AND ADDRESS                               PRINCIPAL AMOUNT OF
 OF PURCHASERS                                NOTES TO BE PURCHASED

GUARANTEE LIFE             Series A         Series B          Series C          Series D
  INSURANCE COMPANY          -0-              -0-             $420,000            -0-
One Guarantee Centre
8801 Indian Hills Drive
Omaha, Nebraska  68114-4066
Attention:  Investment Division
Telefacsimile:  (402) 361-7400

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.97% Senior Notes, Series C due 2011, PPN: 729237 B@ 5 and principal or interest") to:

     State Street Bank and Trust Company
     ABA #0100 0002 8
     DTC #997
     State Street Portfolio #:  EQ3H
     DDA #2894 614 3
     Contact Person:  Mark Kelly (617) 985-6444

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0179235

NAME AND ADDRESS                                                  PRINCIPAL AMOUNT OF
 OF PURCHASERS                                                   NOTES TO BE PURCHASED
AMERITAS LIFE INSURANCE CORP.                  Series A          Series B       Series C          Series D
5900 "O" STREET                                  -0-            $1,250,000        -0-               -0-
Lincoln, Nebraska  68510-2234
Attention:  James Mikus
Telefacsimile:  (402) 467-6970

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.87% Senior Notes, Series B due 2008,
PPN: 729237 B* 7 and principal or interest") to:

     First Bank Nebraska, NA
     ABA # 104-000-029
     Ameritas Life Insurance Corp.
     Account # 1-494-0070-0188

     Re: Description of Note; Principal and Interest Breakdown with sufficient information to identify the source and application of such funds.

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0098400

NAME AND ADDRESS                                                 PRINCIPAL AMOUNT OF
 OF PURCHASERS                                                  NOTES TO BE PURCHASED
Woodmen Accident and Life                   Series A          Series B          Series C         Series D
  Company                                  $1,250,000            -0-              -0-               -0-
P.O. Box 82288
Lincoln, Nebraska  68501
Attention:  Securities Division
Telefacsimile:  (402) 437-4392

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., 7.74% Senior Notes, Series A due 2006, PPN: 729237 A# 4 and principal or interest") to:

     First Bank Nebraska, NA
     13 and M Streets
     Lincoln, Nebraska  68508
     ABA #1040-000-29

     for credit to:
     Woodmen Accident and Life Company's General Fund
     Account No. 1-494-0092-9092

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above; provided, however, all notices and communications delivered by overnight courier shall be addressed as follows:

     Woodmen Accident and Life Company
     1526 K Street
     Lincoln, Nebraska  68508
     Attention:  Securities Division

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0339220

                        PLUM CREEK TIMBER COMPANY, L.P.
             ____(1)% SENIOR NOTE, SERIES ___, DUE _____________(1)

NO. R-____
$_________                                                  NOVEMBER ___, 1996
PPN: (3)

       FOR VALUE RECEIVED, the undersigned, PLUM CREEK TIMBER COMPANY, L.P. (the "Company"), a limited partnership duly organized under the Delaware Revised Uniform Limited Partnership Act, hereby promises to pay to _______________________________, or registered assigns, the principal sum of
__________________ DOLLARS on ________,(1) with interest (computed on the basis of a 360-day year consisting of twelve 30-day months) (a) on the unpaid balance thereof at the rate of _____(1)% per annum from the date hereof, payable on the 13th day of May and November in each year, commencing with the May 13 or November 13 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of premium and, to the extent permitted by applicable law, any overdue payment of interest, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) ____(2)% or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate plus 2.0%.

       Payments of principal, premium, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

       This Note is one of the Company's _____% Senior Notes, Series ___, due _____________,(1) (the "Notes") issued pursuant to that certain Senior Note Agreement, dated as of November 13, 1996 (the "Agreement"), between the Company and the respective original purchasers of the Notes named in the Schedule I attached thereto and is entitled to the benefits thereof. [As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, with such premium as is specified in the Agreement, and






---------------------

       (1) The Senior Notes will be issued in Series A, B, C and D, due November 13, 2006, November 13, 2008, November 13, 2011 and November 13, 2016,
respectively, and bearing interest at the rate per annum of 7.74%, 7.87%, 7.97% and 8.05%, respectively.

       (2) A rate equal to 1% over the interest rate borne by such series of Senior Notes.

       (3) Series A - 729237 A #4; Series B - 729237 B *7; Series C - 729237 B
@5; Series D - 729237 B #3.


                                   EXHIBIT A
                           (to Senior Note Agreement)
this Note is not otherwise subject to prepayment.](2) [As provided in the Agreement, this Note is subject to certain scheduled prepayments of principal, which the Company hereby agrees to make as provided in paragraph 4A(1) of the Agreement, and in addition this Note is subject to prepayment, in whole or from time to time in part, with such premium as is specified in the Agreement. This
Note is not otherwise subject to prepayment.](3)

       This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

       In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.


        THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK, AND THIS NOTE AND THE AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                                   PLUM CREEK TIMBER COMPANY, L.P.

                                   By:  Plum Creek Management Company,
                                          L.P., its General Partner


                                        By:
                                            ----------------------------------
                                           Title








-------------

(2) To be included in Series A, B and C Notes.

(3) To be included in Series D Notes.

                     PURCHASERS' SPECIAL COUNSEL'S OPINION



                           ____________________, 1996


To the Purchasers listed on the
Schedule attached hereto:

               Re: $200,000,000 Senior Notes, Series A, B, C and D
                                  Due 2006-2016
                                       of
                        Plum Creek Timber Company, L.P.

Ladies and Gentlemen:

       We have acted as your special counsel in connection with your separate purchases on the date hereof of $200,000,000 aggregate principal amount of the Senior Notes, Series A, B, C and D due 2006-2016 (the "Notes") of Plum Creek Timber Company, L.P., a Delaware limited partnership (the "Company"), issued under and pursuant to the Senior Note Agreement dated as of November 13, 1996 (the "Note Agreement"), among the Company and each of you.

       In that connection, we have examined the following:

              (a) The Note Agreement;

              (b) [charter documents of Company and General Partner];

              (c) The opinion of James A. Kraft, Vice President, General Counsel and Secretary of the Company, dated the date hereof and delivered responsive to paragraph 3B of the Note Agreement;

              (d) The Notes delivered on the date hereof;

              (e) Such certificates of officers of the Company, its General Partner and of public officials as we have deemed necessary to give the opinions hereinafter expressed; and

              (f) Such other documents and matters of law as we have deemed necessary to give the opinions hereinafter expressed.

       We believe that the opinion referred to in clause (c) above is satisfactory in scope and form and that you are justified in relying thereon. Our opinion as to matters referred to in paragraph 1 below is based solely upon an examination of the Articles of Partnership of the



                                  EXHIBIT B-1
                           (to Senior Note Agreement)

Company and certificates of Company. We have also relied, as to certain factual matters, upon appropriate certificates of public officials and officers of the Company and its General Partner and upon representations of the Company and you delivered in connection with the issuance and sale of the Notes.

       Based upon the foregoing, we are of the opinion that:

              1. The Company is a limited partnership, validly existing and in good standing under the laws of the State of Delaware and has the power and the authority to execute and deliver the Note Agreement and to issue the Notes.

              2. The Note Agreement has been duly authorized by all necessary partnership action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

              3. The Notes have been duly authorized by all necessary partnership action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

              4. The issuance and sale of the Notes and the execution and delivery of the Agreement by the Vice President and Chief Financial Officer of Plum Creek Management Company, L.P., the Company's general partner, on behalf of the Company do not conflict with or result in a breach of any provision of the Company's Amended and Restated Agreement of Limited Partnership dated as of October 17, 1995.

              5. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

       Our opinion is limited to the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the Federal laws of the United States and we express no opinion on the laws of any other jurisdiction.

                                  Respectfully submitted,


                                     B-1-2

                            _________________, 1996


To Each of the Purchasers
Listed on the Attached
Schedule of Purchasers

                      Re: Plum Creek Timber Company, L.P.
                $200,000,000 Senior Notes Series A, B, C and D,
                                 due 2006-2016

Dear Purchaser:

       I am the Vice President, General Counsel and Secretary of Plum Creek Management Company, L.P. (the "General Partner"), which serves as the general partner of Plum Creek Timber Company, L.P., a Delaware limited partnership (the "Company"). In such capacity I have acted as counsel to the Company and as such I am familiar with transactions contemplated by the Senior Note Agreement, dated as of November 13, 1996 (the "Note Agreement"), between the Company and the purchasers listed in the attached Schedule of Purchasers (the "Purchasers"). Capitalized terms used in this opinion without definition have the respective meanings specified in the Note Agreement.

       In so acting, I have examined the following documents:

              (a) the Notes; and

              (b) the Note Agreement.

       The Notes and the Note Agreement are sometimes herein collectively referred to as the "Loan Documents". This opinion is being delivered to you pursuant to paragraph 3B of the Note Agreement.

       In such capacity, I have participated in the preparation of the Loan Documents. For purposes of this opinion, I have (a) investigated such questions of law, (b) examined such certificates of public officials and of officers of the Company and other documents, as in my judgment are necessary or appropriate to enable me to render the opinions expressed below, and (c) relied upon the representations and warranties as to factual matters contained in or made pursuant to the Loan Documents. In addition, I have, with your approval, assumed
(i) the genuineness of the signatures of Persons signing all Loan Documents in connection with which this opinion is rendered on behalf of parties thereto (other than Persons signing on behalf of the Company or the General Partner),
(ii) the authority of all Persons signing



                                  EXHIBIT B-2
                           (to Senior Note Agreement)
all documents on behalf of the parties thereto (other than Persons signing on behalf of the Company or the General Partner), (iii) the authenticity of all documents submitted to me as originals, (iv) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies, (v) that each of the parties to the Loan Documents other than the Company has all requisite power and authority to execute, deliver and perform the Loan Documents to which it is a party and (vi) the due authorization, execution and delivery of the Loan Documents by all the parties thereto other than the Company.

       Based upon the foregoing, and subject to the further assumptions and qualifications hereinafter set forth, I am of the opinion that:

              1. The Company is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties, to conduct its business as currently conducted, to execute and deliver the Loan Documents, to issue and sell the Notes and to carry out the terms of the Note Agreement and the Notes. The Company has been qualified or registered and is in good standing as a foreign limited partnership for the transaction of business under the laws of the States of Arkansas, Idaho, Louisiana, Montana, Texas and Washington, which are the only jurisdictions in which the failure so to qualify or register would be likely, in my reasonable judgment, to subject the Company to any liability or disability which would be material to the financial condition or operations of the Company or to have a material adverse effect upon the ability of the Company to perform its obligations under the Loan Documents.

              2. The Note Agreement and the Notes have been duly authorized by all necessary partnership action on the part of the Company. The Note Agreement and the Notes have been duly executed and delivered on behalf of the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the qualifications that (a) such enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally, (b) such enforceability may be limited by public policy, and (c) the enforceability of equitable rights and remedies is subject to equitable defenses and judicial discretion and such enforceability may be limited by general equitable principles.

              3. The Company is not in violation of any term of the Partnership Agreement or, to my knowledge, of any term of any other agreement or instrument to which it is a party or by which it or any of its properties is bound or, to my knowledge, of any term of any applicable law, ordinance, rule or regulation of any governmental authority or, to my knowledge, of any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, the consequences of which violations, individually or in the aggregate, would be reasonably likely to have a material adverse effect on its business, property or assets,


                                       B-2-2
       condition or operations or on the ability of the Company to perform its obligations under the Loan Documents. The execution, delivery and performance by the Company of the Loan Documents will not result in any violation of or be in conflict with or constitute a default under or result in the creation of (or impose any obligation on the Company to create) any Lien (other than the Liens required by paragraph 5C of the Note Agreement) upon any of the properties of the Company pursuant to the provisions of the Company's Partnership Agreement or (i) any other agreement or instrument known to me (it being understood that all agreements and instruments filed by the Company with the Securities and Exchange Commission are known to me), to which the Company is a party or by which the Company or any of its properties is bound, (ii) any term of any applicable law, ordinance, rule or regulation of any governmental authority, or (iii) to my knowledge any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority.

              4. No consent, approval or authorization of, or declaration or filing with, or the taking of any other action in respect of, any commission, authority, governmental agency or body of the United States of America or the State of Arkansas, Delaware, Idaho, Louisiana, Montana, Texas or Washington is required for the valid execution, delivery and performance by the Company of the Loan Documents or the valid offer, issue, sale and delivery of the Notes pursuant to the Note Agreement except such consents, approvals or authorizations as have been obtained and such filings as may be required under state securities laws or Blue Sky Laws in connection with the offer, issue, sale and delivery of the Notes.

              5. There are no legal or governmental proceedings to which the Company is a party or to which any property or assets of the Company is subject or which is pending or, to my knowledge, threatened against the Company which questions the validity of the Loan Documents or any actions pursuant thereto or which would be reasonably likely to result in any material adverse change in the business, property or assets, condition or operations of the Company.

              6. The Company is not an "investment company" as defined under the Investment Company Act of 1940, as amended, nor is the Company or the issue and sale of the Notes by the Company subject to regulation thereunder.

              7. Based upon the representations of the Purchasers contained in the Note Agreement and a letter dated November 13, 1996 from BA Securities, Inc. to the Company, Andrews & Kurth, L.L.P., Perkins Coie and Chapman and Cutler representing as to certain facts in connection with the offer and sale of the Notes, the offer, issue, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement constitute exempt transactions under the registration provisions of the Securities Act of 1933, as amended, and neither the registration of the Notes thereunder nor the qualification of an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended, is required in connection with such offer, issue, sale and delivery.



                                       B-2-3

              8. Based upon the representation of the Company as to the use of the proceeds of the Notes contained in the Note Agreement, the issue and sale of the Notes do not violate Regulation G, T or X of the Board of Governors of the Federal Reserve System.

       The opinions expressed herein are based upon and limited exclusively to the laws of the State of Washington, the Delaware Revised Uniform Limited Partnership Act, and federal laws of the United States of America insofar as any of such laws are applicable, and I render no opinion with respect to any other laws, except that the opinions expressed in paragraphs 1, 2, 3 and 4 cover the laws of the State of Delaware, New York, Arkansas, Idaho, Louisiana, Montana or Texas, in each case, insofar as any such laws are applicable; provided that, with respect to my opinions relating to the laws of Arkansas, Idaho, Louisiana, Montana and Texas, please note that I am not licensed to practice law in those states and such opinions are based solely upon a general review of the partnership law and commercial law of those states and discussions with local counsel in such states.

       This opinion is solely for your benefit in connection with the transactions contemplated by the Note Agreement and may not be relied upon by any Person other than you or any transferee of any Note. This opinion is not to be quoted in whole or in part or otherwise referred to (except in a list of closing documents in connection with the transactions described herein), nor shall it be filed with any governmental agency or other Person without my prior written consent. I express no opinion with respect to any matter not expressly set forth in this opinion.

                              Very truly yours,



                              ------------------------------------
                              James A. Kraft, Vice President,
                              General Counsel and Secretary


                                      B-2-4

                                     Liens

       Mortgage, Security Agreement and Fixture Filings dated June 8, 1989 recorded in Flathead, Lake and Lincoln Counties, Montana as supplemented and amended by Mortgage Recording Supplements and Security Agreement and Fixture Filings dated January 1, 1991; and Deed of Trust, Security Agreement and Fixture Filing dated June 8, 1989 recorded in Kittitas County, Washington; all of which were executed by Plum Creek Manufacturing, Inc. in favor of Wells Fargo Bank, National Association (as successor by merger to First Interstate Bank of Washington, N.A.), as Trustee, to secure the indebtedness evidenced by the Mortgage Note Agreement dated May 31, 1989 among Plum Creek Manufacturing, LP. (as successor in interest to Plum Creek Manufacturing, Inc.) ("Manufacturing"), Plum Creek Timber Company, L.P. as guarantor, and each of the purchasers of the Mortgage Notes, as amended by (a) the Mortgage Note Agreement Amendment, Consent and Waiver dated as of January 1, 1991, (b) the letter agreement dated April 22, 1993, (c) the Mortgage Note Agreement Amendment dated as of September 1, 1993,
(d) the Mortgage Note Agreement Amendment dated as of May 20, 1994, (e) the Amendment to Mortgage Note Agreement dated as of June 15, 1995 and (f) the Mortgage Note Agreements Amendment dated as of May 31, 1996 (as amended, the "Mortgage Note Agreement"). As a result of Manufacturing's October 11, 1996 sale of its sawmill near Colville, Washington, Manufacturing is required, pursuant to the terms of the Mortgage Note Agreement, to grant to or secure for the benefit of the Mortgage Note Agreement Trustee, a first mortgage lien on and first priority perfected security interest in its sawmill in Huttig, Union County, Arkansas, acquired as part of the Riverwood Assets.



                                   EXHIBIT D
                           (to Senior Note Agreement)

                        Plum Creek Timber Company, L.P.

                             Permitted Investments

1.     Plum Creek Manufacturing, L.P. (98% interest)

2.     Plum Creek Marketing, Inc. (96% interest)

3.     Plum Creek Land Company (100% interest)

4. PCTC Limited Liability Company (100% interest, 99% direct and 1% indirect)

5. For purposes of effecting the Company's 1031 tax deferred exchanges, PCTC Limited Liability Company has made loans to the following purchasers of real property from the Company, in the amounts listed below. Each of the loans is evidenced by a Promissory Note secured by a Deed of Trust in Favor of PCTC Limited Liability Company:

              a.     Jack McCann Co., Inc. ($229,059.00)

              b.     Jack McCann Co., Inc. ($300,945.00)

              c.     First South Properties, L.L.C. ($240,000.00)

              d.     Beaconsfield Associates II ($337,500.00)

              e.     Jeld-Wen, Inc. ($9,983,507.00)

6. In conjunction with the Company's in-woods chipping operations, the Company has made loans or guaranteed loans to three of its contractors in order that such contractors could purchase chipping equipment, in the following amounts:

              a.     Knoles Fiber, L.L.C. (loan of $587,454.12)

              b.     Richards Logging, Inc. (loans of $541,636.00)

              c. Joe A. McDougall and Robert Suhoversnik, dba M&S Logging (guarantee of $568,516.00 promissory note)



                                   EXHIBIT E
                           (to Senior Note Agreement)

                             Environmental Notices

       Environmental notices from Federal, State and Local Environmental Agencies to the Company citing environmental violations that have not been finally resolved and disposed of:

       1. In June 1995, the Company received a Compliance Order ("Order") from the Environmental Protection Agency ("EPA") under the Clean Air Act. The Order alleges that the startup in 1990 of a boiler at the Company's Pablo sawmill did not meet new source performance standards ("NSPS"). Work on the boiler project commenced in March 1989, when NSPS did not apply to boilers of this size. Prior to final startup of the boiler, however, new rules were proposed that, if applicable, would have required meeting these standards. The EPA has taken the position that the new rules applied, and is seeking compliance with NSPS. In December 1995, the Company voluntarily installed a pollution control device and an opacity monitor on the boiler at a cost of $700,000 without waiving any defenses to the EPA claim. The Company believes it is in full compliance with both the Order and NSPS. On March 12, 1996, the Department of Justice, on behalf of the EPA, filed suit in federal court seeking civil penalties and injunctive relief for the alleged violation of NSPS in accordance with the Clean Air Act which contemplates civil penalties. The Company believes it has meritorious defenses to the claim. However, due to the inherent nature of litigation, the Company cannot predict the outcome of the enforcement case. If not resolved earlier, it is likely that the matter will go to trial in 1997. The General Partner believes, based upon available information and current EPA enforcement policies, that the ultimate outcome of this action will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

       2. The Company has worked with the State of Washington Department of Ecology ("DOE") concerning opacity above permitted levels associated with emissions at the Arden Sawmill that may have occurred prior to the sale of the mill described below. Prior to the sale of the Arden Sawmill, the Company received a letter from DOE requesting information concerning such emissions. DOE has not taken any other compliance actions with respect to this matter. As part of the Newport Asset Sale, on October 11, 1996 the Company sold the Arden Sawmill to Stimson Lumber Company, an Oregon corporation ("Stimson"), and will be required to indemnify Stimson for any liabilities that arise relating to the period when the Company owned the Arden Sawmill. However, based upon its past experience with similar compliance issues, the Company believes that this matter will not materially affect the Company's financial position, results of operations or liquidity.

       3. The State of Washington Department of Ecology ("DOE") alleged in March 1990 that a release or threatened release of a hazardous substance had occurred in an area designated "The Old Landsburg Mine," which is owned by Palmer Coking Coal Company ("Palmer") and Plum Creek. Plum Creek and other parties are required to respond to the DOE regarding a high priority clean up of the site under the model Toxics Control Act. The Plum Creek portion of the site was leased to Palmer from 1978 through 1983 by Burlington Northern Railroad and its successors for disposal of certain demolition debris. From 1991 to the present, Plum Creek has participated on a Potentially Liable Party ("PLP") task force which cooperated with the DOE and voluntarily conducted removal of



                                    EXHIBIT F
                           (to Senior Note Agreement)
barrels and fencing from the site. In 1992, Plum Creek participated in negotiations regarding an Agreed Order and in planning for a Remedial Investigation/Feasibility Study ("RI/FS"). From 1993 to the present, Plum Creek has participated in the ongoing RI/FS. Plum Creek does not believe it will be ultimately liable for disposal of barrels or hazardous waste at the site and is vigorously defending its position. Plum Creek believes that it is an innocent landowner and that any liability will ultimately be borne by the parties responsible for the waste disposal. To the extent liability is assessed against Plum Creek as a landowner, the Company believes that Palmer, by virtue of the terms of the lease, and/or Burlington Northern Inc., by virtue of an indemnity contained in the deed that transferred the property to Plum Creek, will be responsible. It is not known at this time what the cost of ultimate cleanup will be or what portion, if any, will be funded by Plum Creek.

                               Other Subsidiaries

Plum Creek Land Company (100% interest)

PCTC Limited Liability Company (100% direct and indirect interest)

Plum Creek Foreign Sales Corporation (inactive Guam corporation) (100% interest held by Plum Creek Marketing, Inc.)

Plum Creek Remanufacturing, Inc. (a Washington corporation) (100% interest held by Plum Creek Marketing, Inc.)

Plum Creek Remanufacturing Joint Venture (50% general partner interest)



                                   EXHIBIT 8C
                           (to Senior Note Agreement)

       Subsequent to December 31, 1995, neither the Company nor the Facilities Subsidiary has incurred any material liabilities or obligations or entered into any material transactions not in the ordinary course of business, other than the Company's sale of the Newport Assets and acquisition of the Riverwood Assets, including the financing thereof, all as described in the Placement Memorandum dated October 1996.

       Subsequent to December 31, 1995, there has not been any material adverse change in the financial condition or operations of the Company or the Facilities Subsidiary.

       Subsequent to December 31, 1995, there have been the following Restricted Payments declared, paid or made by the Company:

              1. Fourth Quarter 1995 Distribution of Available Cash in the amount of $25.9 million paid to Unitholders in the first quarter of 1996;

              2. First Quarter 1996 Distribution of Available Cash in the amount of $25.9 million paid to Unitholders in the second quarter of 1996;

              3. Second Quarter 1996 Distribution of Available Cash in the amount of $27.2 million paid to Unitholders in the third quarter of 1996;

              4. Third Quarter 1996 Distribution of Available Cash in the amount of $31.0 million payable to Unitholders on November 29, 1996.

                                   EXHIBIT 8G
                           (to Senior Note Agreement)

       The Company's title to the timberlands it acquired during its formation in 1989 includes the related hard rock mineral interests. However, the Company did not obtain the hard rock mineral interest to most of the 865,000 acres of timberland purchased in 1993 from Champion International Corporation. In addition, the Company does not own oil and gas mineral interests to any of its timberlands. The title to the Company's timberlands is subject to presently existing easements, rights of way, flowage and flooding rights, servitudes, cemeteries, camping sites, hunting and other leases, licenses and permits, none of which materially adversely affect the value of the timberlands or materially restrict the harvesting of timber or other operations of the Company.


                                   EXHIBIT 8K
                           (to Senior Note Agreement)

                                      NONE



                                   EXHIBIT 8T
                           (to Senior Note Agreement)

                                                                   April 5, 1993


                          Corporate Investment Policy

I.     Objective

       This policy provides guidelines for the management of the Company's cash. It is essential that these assets be invested in a high quality portfolio which:

              o      Preserves principal

              o      Meets liquidity needs

              o      Allows for appropriate diversification of investments

              o Delivers good yield in relationship to the guidelines and market conditions

       The Company is adverse to incurring market risk or credit risk, and will generally sacrifice yield in the interest of safety. Care must always be taken to insure that the Company's reported financial statements are never materially affected by decreases in the market value of securities held.

II.    Maturity or Put

       Within the constraints provided throughout this document, or by addendum to this document, the maximum maturity or put of any investment instrument will be within two years from the purchase settlement date; however, the total portfolio must have an average maturity of less than 12 months.

III.   Permissible Investments

       A. Investments will be made in U.S. dollars only.

       B. The Company may own, purchase or acquire marketable direct obligations in the following:

              1. Obligations (fixed and floating rate) issued by, or unconditionally guaranteed by the U.S. Treasury, or any agency thereof, or issued by any political subdivision of any state or public agency.

              2. Commercial paper rated as A-1 or better by Standard & Poor's, and P-1 or better by Moody's (or equivalent).

                                 EXHIBIT 10B(1)
                           (to Senior Note Agreement)

              3. Floating rate and fixed rate obligations of corporations, banks and agencies including: medium term notes and bonds, deposit notes, and euro dollar/yankee notes and bonds.

              4. Certificates of deposit, bankers acceptances and time deposits of commercial banks, domestic or foreign, whose short term credit ratings are A-1/P-1 (or equivalent).

              5. Repurchase agreements collateralized by U.S. Treasury and agency securities.

              6. Insurance company Funding Agreements, Investment Contracts, or similar obligations.

              7. Asset backed and mortgage backed securities.

              8. Master Notes.

              9. Taxable money market preferreds.

              10. Tax exempt securities including municipal bonds/notes, money market preferreds, and variable rate demand notes.

       C. Issuing institutions shall be Corporations, Trusts, Partnerships, and Banks domiciled in the U.S., Canada, Japan and Western Europe, or Insurance Companies domiciled in the U.S.

IV.    Credit Requirements

       Safety shall always be a primary consideration in structuring the Company's investment portfolio. Credit ratings should be tied to duration as prescribed below in order to combine safety, liquidity and acceptable market performance:

                                                    MINIMUM CREDIT RATING
DURATION                                               S&P      Moody's

6 months or less                                        A-        A3

6 - 18 months                                           AA       Aa2

18 months or more                                      AAA       Aaa

       Original issue securities allowable under this policy with less than twelve months to maturity may substitute the issuers, short term credit rating if that rating is A-1/P-1 or better.



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V.     Diversification

       To diversify risk, no more than $2 million or 10% of the portfolio can be invested with any one issuer. Exceptions are issues of the U.S. Treasury or agency securities, insured or government collateralized issues and daily money market funds.


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